    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1995

                                                    Registration No. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               36-3104688
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                --------------

                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS  60606
                                 (312) 372-9500
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                 PROCOR LIMITED
             (Exact name of registrant as specified in its charter)

          CANADA                                                    NONE
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                --------------

                                2001 SPEERS ROAD
                       OAKVILLE, ONTARIO, CANADA L6J 5E1
                                 (905) 827-4111
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                --------------

 WILLIAM M. HOLZMAN, ESQ.                         BARRY P. BIGGAR, ESQ.
 NEAL GERBER & EISENBERG                           MAYER, BROWN & PLATT
 TWO NORTH LASALLE STREET                             1675 BROADWAY
 CHICAGO, ILLINOIS  60602                        NEW YORK, NEW YORK 10019
    (312) 269-8000                                    (212) 506-2500

                                --------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                                   Copies to:

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                   Proposed        Proposed
                                                     Amount         Maximum         Maximum        Amount of
         Title of Each Class of                       to be     Offering Price     Aggregate     Registration
       Securities to be Registered                 Registered     Per Unit(1)  Offering Price(1)      Fee
-------------------------------------------------------------------------------------------------------------------

Pass Through Certificates, Series 1995-A          $123,100,000       100%        $123,100,000       $42,449
-------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

                                --------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                     SUBJECT TO COMPLETION AUGUST __, 1995

PROSPECTUS

$123,100,000

UNION TANK CAR COMPANY
1995-A PASS THROUGH TRUSTS

PASS THROUGH CERTIFICATES, SERIES 1995-A

Each Pass Through Certificate offered hereby will represent a fractional undivided interest in one of two separate Union Tank Car Company 1995-A Pass Through Trusts (the "Pass Through Trusts") to be formed pursuant to two separate pass through trust agreements. One pass through trust agreement is between
Union Tank Car Company (the "Company") and      _________________________, as
Pass Through Trustee (the "Pass Through Trustee") establishing Pass Through Trust 1995-A1, and the other pass through trust agreement is among the Company, Procor Limited, an indirect wholly-owned subsidiary of the Company ("Procor"), and the Pass Through Trustee establishing Pass Through Trust 1995-A2. The property of Pass Through Trust 1995-A1 will consist of $____________ aggregate principal amount of equipment notes (the "Equipment Notes") to be issued on a nonrecourse basis by the trustee of ____ separate owner trusts (each, an "Owner Trustee") in connection with ____ separate leveraged lease transactions to finance not more than 80% of the cost of certain tank cars and covered hopper cars (each rail car a "Unit" and, collectively, the "Equipment") that will be purchased by the Owner Trustees from the Company and leased to the Company. The property of Pass Through Trust 1995-A2 will consist of (i) $_________ aggregate principal amount of Equipment Notes to be issued in the same leveraged lease transactions as the Equipment Notes to be held by Pass Through Trust 1995-A1,
(ii) $19,519,000 aggregate principal amount of equipment trust certificates
(the "Company ETCs") to be issued pursuant to an equipment trust agreement between the Company and _______________________, as trustee, and an (iii) $11,308,000 principal amount equipment trust certificate (the "Procor ETC") to be issued pursuant to an equipment trust agreement between Procor and __________________________________, as trustee. Amounts unconditionally payable under the leases will be sufficient to pay in full when due all payments of principal of, Make-Whole Amount (as hereinafter defined), if any, and interest on the Equipment Notes held in each Pass Through Trust, except for the prepayment of principal required to be made as part of a mandatory refinancing of certain Equipment Notes on the final distribution date applicable to the Pass Through Certificates issued by Pass Through Trust 1995-A2. Amounts payable pursuant to the equipment trust agreements will be sufficient to pay in full when due all payments of principal of and interest on the Company ETCs and the Procor ETC. The Equipment Notes are not obligations of, or guaranteed by the Company; however, the Company will fully and unconditionally guarantee (i) the payment as and when due of the principal of and interest on the Company ETCs and
(ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC.

The Equipment Notes will be issued under _____ indentures and will be secured by a security interest in the Equipment leased by the Company under the lease relating to such indenture and by an assignment of certain of the Owner Trustee's rights under such lease, including the right to receive rentals payable by the Company in respect of such Equipment pursuant to such lease.

Interest paid on the Equipment Notes, the Company ETCs and the Procor ETC held in the Pass Through Trusts will be passed through to the Certificateholders on _________ and _________ of each year, commencing on ______, 1996, at the rate per annum set forth below until the final distribution date as set forth below for such Pass Through Trust. The principal of the Equipment Notes held in Pass Through Trust 1995-A1 will be paid and passed through to the Certificateholders in scheduled amounts on ________ or ________, or both, of each year, commencing on ________, 199_ and continuing until the final distribution date set forth below for such Pass Through Trust. The Equipment Notes, Company ETCs and the Procor ETC held in Pass Through Trust 1995-A2 will not amortize as to principal, and the entire principal amount thereof will be paid and pass through to Certificateholders on _________, 200_. The Equipment Notes may be prepaid under certain circumstances. Neither the Company ETCs nor the Procor ETC are redeemable prior to maturity.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                                                             FINAL
PASS THROUGH                        PRINCIPAL          INTEREST           DISTRIBUTION       PRICE TO
CERTIFICATES                         AMOUNT              RATE                DATE          PUBLIC(1)(2)
1995-A1 . . . . . . . . . . .     $                                %                            100%
1995-A2 . . . . . . . . . . .     $                                %                            100%

--------------------------------------------------------------------------------

(1)      Plus accrued interest, if any, from September __, 1995.
(2) The underwriting commission is $________, which constitutes .____% of the principal amount of the Pass Through Certificates. The underwriting commission, and certain other expenses estimated at $_________, will be payable by the Owner Trustees in the leveraged lease transactions and by the Company and Procor. All of the proceeds from the sale of the Pass Through Certificates will be used to purchase the Equipment Notes, the Company ETCs and the Procor ETC.

The Pass Through Certificates are offered by the Underwriters subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Mayer, Brown & Platt, counsel for the Underwriters.
It is expected that delivery of the Pass Through Certificates in book-entry form will be made on or before September ___, 1995 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

    SALOMON BROTHERS INC                       MORGAN STANLEY & CO. INCORPORATED
The date of this Prospectus is September __, 1995

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PASS THROUGH CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

         The Company and Procor have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Pass Through Certificates. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Pass Through Certificates, the Company and Procor, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

         __________________________________, as trustee under the Pass Through
Trust Agreements, will provide to Certificateholders certain periodic statements concerning distributions made with respect to the Pass Through Trusts. See "Description of the Pass Through Certificates--Reports to Certificateholders."

                      DOCUMENTS INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995, each as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Pass Through Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

                                    SUMMARY

         The following summary of provisions relating to the Pass Through Certificates does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in the Prospectus.

Glossary  . . . . . . . . . . . . . . . . .  Included at the end of this Prospectus as Appendix I is a Glossary of certain of the significant defined terms used herein.

Pass Through Trusts . . . . . . . . . . . .  Each of the Union Tank Car Company 1995-A Pass Through Trusts (the "Pass Through
                                             Trusts") is to be formed pursuant to one of two separate Pass Through Trust
                                             Agreements (collectively, the "Agreements"), one between Union Tank Car Company (the
                                             "Company") and ______________________, as Pass Through Trustee (the "Pass Through
                                             Trustee"), and the other among the Company, Procor Limited, an indirect wholly-owned subsidiary of the Company ("Procor") and the Pass Through Trustee.
                                             Each Pass Through Trust will be a separate entity.

Pass Through Trust Property . . . . . . . .  The property of Pass Through Trust 1995-A1 will consist of $_________ aggregate principal amount of equipment notes (the "Equipment Notes") issued on a non-recourse basis by _____________________, as owner trustee (each, an "Owner
                                             Trustee") of ______ separate owner trusts, for the benefit of certain institutional investors (each, an "Owner Participant") in connection with _____
                                             separate leveraged lease transactions which will finance not more than 80% of the cost to the Owner Trustees of certain tank cars and covered hopper cars (each rail car a "Unit" and, collectively, the "Equipment") which will be purchased by the
                                             Owner Trustees, on behalf of the Owner Participants from the Company and leased to the Company.  Until all of such Equipment Notes are issued the Pass Through
                                             Trustee will hold in cash an amount equal to the aggregate principal amount of unissued Equipment Notes.  Such cash shall be invested by the Pass Through Trustee.
                                             See "Description of the Pass Through Certificates--General".  The Equipment Notes
                                             will be issued in series in connection with such leveraged lease transactions under
                                             ____ indentures (each, an "Indenture").

                                             The property of Pass Through Trust 1995-A2 will consist of:

                                             (a)    $___________ aggregate principal amount of Equipment Notes to be issued in the same leveraged lease transactions as the Equipment Notes to be held by Pass
                                                    Through Trust 1995-A1.


                                             (b)    $19,519,000 aggregate principal amount of equipment trust certificates (the
                                                    "Company ETCs") to be issued pursuant to an equipment trust agreement between the Company and _______________________, as trustee (the "Company Trust
                                                    Agreement") Until all the Company ETCs are issued the Pass Through Trustee will hold in cash an amount  equal to the aggregate principal amount of Company
                                                    ETCs not yet issued.  Such cash shall be invested by the Pass Through Trustee.
                                                    See "Description of the Pass Through Certificates--General."

                                             (c)    an $11,308,000 principal amount equipment trust certificate (the "Procor ETC")
                                                    to be issued pursuant to an equipment trust agreement between Procor and ______
                                                    ________________, as trustee (the "Procor Trust Agreement").

                                             Pass Through Trust 1995-A1 will acquire Equipment Notes having an interest rate equal to the interest rate applicable to the Pass Through Certificates, Series 1995-A1.
                                             Pass Through Trust 1995-A2 will acquire Equipment Notes, Company ETCs and the Procor
                                             ETC having an interest rate equal to the interest rate applicable to the Pass Through
                                             Certificates, Series 1995-A2 (together with Pass Through Certificates, Series
                                             1995-A1, the "Pass Through Certificates").  The Equipment Notes acquired by Pass
                                             Through Trust 1995-A1 will mature on the final distribution date applicable to the
                                             Pass Through Certificates issued by such Pass Through Trust.  The Equipment Notes acquired by Pass Through Trust 1995-A2 will mature after the final distribution date applicable to such Pass Through Trust; however, such Equipment Notes are required to be prepaid on such final distribution date pursuant to a mandatory refinancing.  The Company ETCs and the Procor ETC acquired by
                                             Pass Through Trust 1995-A2 will mature on the final distribution date applicable to the Pass Through Certificates, Series 1995-A2.  The aggregate principal amount of the Equipment Notes, the Company ETCs and the Procor ETC
                                             to be held in the Pass Through Trusts will be the same as the aggregate principal amount of the Pass Through Certificates issued by the Pass Through Trusts.

Pass Through Certificates;
 Book-Entry Registration  . . . . . . . . .  Each Pass Through Certificate will represent a fractional undivided interest in the related Pass Through Trust.  The Pass Through Certificates will be issued in fully registered


                                             form only.  See "Description of the Pass Through Certificates--General."  The Pass
                                             Through Certificates will be registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC").  No person acquiring an interest in the Pass Through Certificates will be entitled to receive a definitive certificate (a
                                             "Registered Certificate") representing such person's interest in a Pass Through Trust, except in the event that Registered Certificates are issued under the limited circumstances described herein.  See "Description of the Pass Through
                                             Certificates--Book-Entry Registration" and "--Registered Certificates."

Denominations . . . . . . . . . . . . . . .  The Pass Through Certificates will be issued in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.  See "Description of the Pass Through
                                             Certificates--General."

Regular Distribution Dates  . . . . . . . .  ____________ and ___________.

Special Distribution Dates  . . . . . . . .  Regular Distribution Dates or in certain cases any Business Day.

Record Dates  . . . . . . . . . . . . . . .  The fifteenth day preceding a Regular Distribution Date or a Special Distribution Date.

Initial Average Life Date . . . . . . . . .  The initial average life date of the Pass Through Certificates issued by Pass Through
                                             Trust 1995-A1 is ________________________________________.  The initial average life
                                             date of the Pass   Through Certificates issued by Pass Through Trust 1995-A2 is
                                             __________________________.


Distributions . . . . . . . . . . . . . . .  Payments of interest on the Equipment Notes, the Company ETCs and the Procor ETC held in the Pass Through Trusts are scheduled to be received in specified amounts by the
                                             Pass Through Trustee of the applicable Pass Through Trust on _________ and ___________
                                             of each year, commencing ____________, 1996, and are to be distributed to the
                                             Certificateholders on the corresponding Regular Distribution Dates.  Payments of principal of the Equipment Notes held in Pass Through Trust 1995-A1 are scheduled to be received in specified amounts by the Pass Through Trustee of the applicable Pass
                                             Through Trust on ___________ or __________, or both, of each year, commencing on _____________, 199__ and are to be distributed to the Certificateholders on the corresponding Regular Distribution Dates. The payment of the outstanding principal amount of the Equipment Notes, the Company ETCs and the Procor ETC held in Pass Through Trust 1995-A2 is scheduled to be received by the Pass Through Trustee on



                                             _____________, 200_ and is to be distributed to the Certificateholders on such date.
                                             Payments of principal of, Make-Whole Amount, if any, and interest on the Equipment
                                             Notes resulting from prepayments thereof, if any, will be distributed on a Special
                                             Distribution Date after not less than 15 days' notice from the Pass Through Trustee to the Certificateholders of such Pass Through Trust.  For a discussion of distributions upon an Event of Default, see "Description of the Pass Through
                                             Certificates--Events of Default and Certain Rights Upon an Event of Default."

Extraordinary Distributions . . . . . . . .  It is anticipated that (i) approximately $__________ principal amount of Equipment
                                             Notes, $15,318,000 principal amount of Company ETCs and an $11,308,000 principal amount
                                             Procor ETC will be acquired by the Pass Through Trusts immediately after the issuance of the Pass Through Certificates and (ii) approximately $_______ principal amount of
                                             Equipment Notes and $4,201 principal amount of Company ETCs will be acquired by the
                                             Pass Through Trusts on or about December __, 1995.  All proceeds of the issuance of the
                                             Pass Through Certificates not immediately used to purchase Equipment Notes and Company
                                             ETCs will be held by the Pass Through Trustee and invested in Specified Investments at the direction of and for the account of the Company.  To the extent that the return on the Specified Investments is less than the return that would have been received on the remaining Equipment Notes and Company ETCs had they been purchased immediately after the issuance of the Pass Through Certificates, the Company will make up any shortfall in an amount equal to the amount that would have been distributable to
                                             Certificateholders on the first Regular Distribution Date had all of such proceeds been used to purchase Equipment Notes and Company ETCs on the date of issuance of the Pass
                                             Through Certificates.  To the extent that the remaining Equipment Notes and Company
                                             ETCs are not purchased by the Pass Through Trustee on or prior to December __, 1995, the unexpended proceeds, together with interest thereon at the rate applicable to the
                                             Pass Through Certificates, will be distributed to Certificateholders on January __,
                                             1996. See "Description of the Pass Through Certificates--Delayed Purchase;
                                             Extraordinary Distribution."

Method of Distributions . . . . . . . . . .  So long as the Pass Through Certificates are registered in the name of Cede, as the nominee of DTC, distributions by the Pass Through Trustee will be made in same-day funds to DTC, which in turn will make distributions to participants in DTC ("DTC
                                             Participants") in same-day funds. The final distribution of principal with respect to the Pass Through




                                             Certificates will be made by DTC to DTC Participants in same-day funds.  Responsibility for distributions by DTC Participants to beneficial owners of the Pass Through
                                             Certificates will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. See "Description of the Pass Through
                                             Certificates--Payments and Distributions."  At such time, if any, as Registered
                                             Certificates are issued representing the Pass Through Certificates and are not registered in the name of Cede, as the nominee of DTC, distributions by the Pass
                                             Through Trustee to Certificateholders, other than the final distribution, will be made by check mailed to each Certificateholder of record on the applicable record date at its address appearing on the register.  The final distribution with respect to the Pass
                                             Through Certificates will be made only upon surrender and presentation thereof at the office or agency of the Pass Through Trustee.  See "Description of the Pass Through
                                             Certificates--Payments and Distributions."

Interest  . . . . . . . . . . . . . . . . .  Interest on the Pass Through Certificates of each Pass Through Trust will be passed through to the Certificateholders at the rate per annum indicated on the cover of this
                                             Prospectus for such Pass Through Trust, which is the interest rate borne by the
                                             Equipment Notes held in the respective Pass Through Trust, and in the case of Pass
                                             Through Trust 1995-A2, the Company ETCs and the Procor ETC to be held in such Pass
                                             Through Trust.  Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.  See "Description of the Pass Through Certificates--General."

Principal . . . . . . . . . . . . . . . . .  The principal of the Equipment Notes held in Pass Through Trust 1995-A1 is payable in scheduled amounts on _________ or _________, or both, of each year, commencing on
                                             _________, ____.  The Equipment Notes held in Pass Through Trust 1995-A2 mature on
                                             _________, 20__; however, such Equipment Notes are required to be prepaid on
                                             ____________, the final distribution date for such Pass Through Trust pursuant to a mandatory refinancing.  The principal of the Company ETCs and the Procor ETC is payable on ___________, 20__.  See "Description of the Pass Through Certificates--Payments and
                                             Distributions," "Description of the Equipment Notes--Principal Payments" and
                                             "Description of the ETCs--Payment of Principal and Interest."

Equipment Notes: General  . . . . . . . . .  Interest will be payable in arrears on the Equipment Notes on the unpaid principal amount thereof on ___________ and __________ of each year, commencing on ________,
                                             1996.


                                             The principal of each Equipment Note is payable in accordance with the principal repayment  schedule set forth herein under "Description of the Equipment
                                             Notes--Principal Payments."

Equipment Notes: Prepayment . . . . . . . .  One or more of the Equipment Notes may be prepaid, in whole or in part, under the following circumstances:

                                             (a)    If an Event of Loss to a Unit shall occur and the Company does not substitute like kind equipment of equal or greater value for such Unit, it is obligated to pay the Stipulated Loss Value of such Unit.  Such payment will be used to prepay a portion of the Equipment Notes issued under the Indenture relating to such
                                                    Unit on (i) the next Regular Distribution Date following the election by the
                                                    Company to make such payment rather than substitute like kind equipment or
                                                    (ii) in the case of the occurrence of an Event of Loss in respect of more than ten Units since the end of the last six month reporting period under a Lease (a
                                                    "Multiple Loss"), on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss.  The amount prepaid will be equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes issued under the Indenture to which such Unit relates as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing such Indenture immediately prior to the prepayment date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) above on such prepayment date.  No Make-Whole Amount will be payable in the event of a prepayment under such circumstances.

                                             (b)    If (i) on or after March __, 2003 the Company elects to exercise its right to terminate a Lease pursuant to the terms thereof with respect to some or all of the Units leased thereunder as a result of such Units becoming obsolete or surplus, or (ii) on __________, 200__ the Company exercises its option to purchase some or all of the Units in accordance with the terms of the applicable Lease or (iii) the Company elects to exercise its right under a Participation Agreement to purchase Equipment



                                                    as a result of an Owner Participant (or an affiliate thereof) engaging in a business that is in competition with the Company's full service railcar leasing business, a portion of the proceeds from the Company's payment of the
                                                    Termination Value of such Unit or the exercise price of the purchase option, as the case may be, will be used to prepay Equipment Notes relating to such
                                                    Equipment, unless the Company elects in connection with the exercise of a purchase option to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires such purchased Units subject to the lien of the related Indenture.  Any such prepayment will be in an amount at least equal to the principal and accrued interest thereon, computed as provided in paragraph (a) above, plus a
                                                    Make-Whole Amount.  See "Description of the Equipment Notes--Prepayment"
                                                    for a description of the manner of computing the Make-Whole Amount.

                                             (c)    Subject to certain restrictions, the Company may require an Owner Trustee to effect a prepayment of the Equipment Notes issued under an Indenture at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, plus a Make-Whole Amount, as part of a refunding or refinancing which will result in the prepayment of the Pass Through
                                                    Certificates.  The Equipment Notes held in Pass Through Trust 1995-A2 are required to be prepaid as part of a refinancing on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust.

                                             (d)    If under any Indenture an Indenture Default shall have occurred and be continuing and (i) the Indenture Trustee shall give notice of its intent to accelerate the Equipment Notes thereunder or to exercise other remedies available to it or (ii) the Indenture Trustee shall not have taken action with respect to such Indenture Default for a period of not less than 180 days, the applicable Owner Trustee may elect to prepay or purchase all of the then outstanding Equipment Notes issued under such Indenture at a price equal to the unpaid principal amount thereof, together with accrued interest thereon to the date of prepayment or purchase, but without any Make-Whole Amount.



                                             See "Description of the Equipment Notes--Prepayment."

Equipment Notes: Security . . . . . . . . .  The Equipment Notes issued under each Indenture will be secured by a security interest in the Equipment leased by the Company under the Lease relating to such Indenture and an assignment to the Indenture Trustee of certain  of the Owner Trustee's rights under the Lease covering such Equipment, including the right to receive rent payable by the
                                             Company thereunder.

                                             Equipment Notes issued under the Indentures are not cross-collateralized and, consequently, the Equipment Notes issued under one Indenture are not secured by any of the Equipment securing the other Indenture or by the Lease related thereto.
                                             There are no cross-default provisions in the Indentures and, consequently, if the
                                             Equipment Notes issued under one Indenture are in default, the Equipment Notes issued under the other Indenture may not be in default and, if not in default, no remedies will be exercisable under such Indenture.  See "Description of the Equipment Notes--
                                             Security."

                                             In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the Equipment is owned by an Owner Trustee in trust for the benefit of such Owner Participant, the Equipment and the related Lease and Equipment
                                             Notes might become part of the bankruptcy  proceeding.  In such event, payments on the
                                             Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture
                                             Trustee would retain its status as a secured creditor in respect of such Lease and the
                                             Equipment subject thereto.  See "Description of the Equipment Notes--Remedies."

                                             Although the Equipment Notes are not direct obligations of, or guaranteed by, the
                                             Company, the amounts unconditionally payable by the Company under the Leases will be sufficient to pay in full  when due all payments of principal of,  Make-Whole Amount, if any, and interest on the Equipment Notes, except for the prepayment of principal required to be made as part of a mandatory refinancing on the final distribution date applicable to the Pass Through Certificates issued by Pass Through Trust 1995-A2 of the
                                             Equipment Notes held by such Pass Through Trust.  See "Description of the Equipment
                                             Notes--General."

Company ETCs: General . . . . . . . . . . .  Interest will be payable in arrears on the Company ETCs on the unpaid principal amount thereof on ____________ and

                                             ___________ of each year, commencing on _________, 1996.  The Company ETCs, which will not amortize as to principal, mature on ______, 20__.

Company ETCs: Redemption  . . . . . . . . .  The Company ETCs are not redeemable prior to maturity.

Company ETCs: Security  . . . . . . . . . .  The Company Trust Agreement will provide for (i) the sale by the Company to the trustee thereunder of certain tank cars and other rail cars having an estimated cost of approximately 133 1/3% of the aggregate principal amount of the Company ETCs and
                                             (ii) the lease of such equipment by the trustee to the Company.  The rent and other amounts payable by the Company will be sufficient to enable the trustee to pay when due the principal of and interest on the Company ETCs.  At the termination of the lease, such payments will be treated as purchase money as the full purchase price of the equipment, and title to all such equipment will vest in the Company.

Procor ETC: General . . . . . . . . . . . .  Interest will be payable in arrears on the Procor ETC on the unpaid principal amount thereof on ____________ and ___________ of each year, commencing on _________, 1996.
                                             The Procor ETC, which will not amortize as to principal, matures on ______, 20__.

Procor ETC: Redemption  . . . . . . . . . .  The Procor ETC is not redeemable prior to maturity.

Procor ETC: Security  . . . . . . . . . . .  The Procor Trust Agreement will provide for (i) the sale by Procor to the trustee thereunder of certain tank cars and other rail cars having an estimated cost of approximately 133 1/3% of the principal amount of the Procor ETC and (ii) the conditional sale of such equipment by the  trustee to Procor.  The payments in respect of the purchase of such equipment and other amounts payable by Procor will be sufficient to enable the trustee to pay when due the principal of and interest on the
                                             Procor ETC.  After all such payments have been made by Procor, such payments will be deemed to represent payment of the full purchase price of the equipment, and title to all such equipment will vest in Procor.

Use of Proceeds . . . . . . . . . . . . . .  The proceeds from the sale of the Pass Through Certificates will be used by the Pass
                                             Through Trustee for each Pass Through Trust to purchase the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC.  The
                                             Owner Trustees will use the proceeds from the sale of the Equipment Notes to finance not more than 80% of the Equipment Cost of the Equipment, representing in the aggregate the entire debt portion of the ___ separate leveraged lease transactions.  The net proceeds

                                             to the Company from the sale of the Equipment will be used by the Company for general corporate  purposes.  The net proceeds to the Company from the issuance of the Company
                                             ETCs will be used to provide long-term financing for the addition of rail cars to the
                                             Company's fleet.  The net proceeds to Procor from the issuance of the Procor ETC will be used for general corporate purposes.  See "Use of Proceeds."

Pass Through Trustee  . . . . . . . . . . .  __________________________________________ will act as trustee  under each Pass Through
                                             Agreement and as paying agent and registrar for the Pass Through Certificates.  _______
                                             _________________  also will act as the Indenture Trustee under each Indenture and as the trustee under the Company and Procor equipment trust agreements.

Federal Income Tax
 Consequences . . . . . . . . . . . . . . .  Each Pass Through Trust will be classified as a grantor trust for federal income tax purposes, and each Certificate Owner of each Pass Through Trust will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and, in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC held by such
                                             Pass Through Trust and any other property held in such Pass Through Trust and should report on its federal income tax return its pro rata share of income from such Equipment Notes, Company ETCs and Procor ETC held, as the case may be, by such Pass Through Trust and other property in accordance with such
                                             Certificate Owner's method of accounting.  See "Certain Federal Income Tax
                                             Consequences."

ERISA Considerations  . . . . . . . . . . .  The Pass Through Certificates, with certain limited exceptions, are eligible for purchase by employee benefit plans.  See "ERISA Considerations."


                      FORMATION OF THE PASS THROUGH TRUSTS

         The Pass Through Trusts will be formed pursuant to two separate Pass Through Trust Agreements (each, an "Agreement"), one Agreement between the Company and the Pass Through Trustee and the other Agreement by and among the Company, Procor and the Pass Through Trustee. Upon or prior to the execution and delivery of the Agreements, the Pass Through Trustee, on behalf of each Pass Through Trust, will enter into _____ separate participation agreements with the Company, the Indenture Trustee, the applicable Owner Trustee and the applicable Owner Participant (in each case, a "Participation Agreement") pursuant to which such Pass Through Trust will, among other things, purchase certain Equipment Notes. Concurrently, Pass Through Trust 1995-A2 will purchase certain of the Company ETCs and the Procor ETC. Pass Through Trust 1995-A1 will acquire Equipment Notes and Pass Through Trust 1995-A2 will acquire the Company ETCs, the Procor ETC and certain Equipment Notes having an interest rate corresponding to the interest rate applicable to the Pass Through Certificates that will be issued by such Pass Through Trust. The Company ETCs and the Procor ETC acquired by Pass Through Trust 1995-A2 will mature on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust. The Equipment Notes acquired by Pass Through Trust 1995-A1 will mature on the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust. The Equipment Notes acquired by Pass Through Trust 1995-A2 will mature after the final distribution date applicable to such Pass Through Trust; however, such Equipment Notes are required to be prepaid on such final distribution date pursuant to a mandatory refinancing. The two Pass Through Trusts, taken together, will hold all of the Equipment Notes, representing in the aggregate the entire debt portion of the _____ separate leveraged lease transactions, as well as the Company ETCs and the Procor ETC. The Pass Through Trustee will distribute to the Certificateholders of the relevant Pass Through Trust the payments of principal, Make-Whole Amount, if any, and interest received by it as the holder of the Equipment Notes, the Company ETCs and the Procor ETC. See "Description of the Pass Through Certificates--General", "Description of the Equipment Notes--General" and "Description of the ETCs."

                          DESCRIPTION OF PAYMENT FLOWS

LEVERAGED LEASE TRANSACTIONS

         The following diagram illustrates certain aspects of the payment flows in each separate leveraged lease transaction among the Company, an Owner Trustee, an Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders.

         In each of the ____ separate leveraged lease transactions, the Company will lease certain Equipment from an Owner Trustee, as lessor of such Equipment under a Lease. Equipment Notes with respect to such Equipment will be issued under an Indenture by the Owner Trustee and will be purchased by the Pass Through Trustee for the benefit of the Certificateholders. Rent is payable under the Lease to the Owner Trustee, as lessor. However, as a result of the assignment of the Lease to the Indenture Trustee, the Company will make rental payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will, on behalf of the Owner Trustee, first make payments to the Pass Through Trustee as required to meet the Owner Trustee's obligations under the Equipment Notes relating to such Equipment and will pay the remaining balance to the Owner Trustee, for the benefit of the Owner Participant. The Pass Through Trustee will distribute payments received in respect of the Equipment Notes relating to such Equipment (together with payments received in respect of the Equipment Notes relating to the other Equipment which is the subject of the other lease transactions) held in such Pass Through Trust to the Certificateholders as required under the terms of the Pass Through Certificates. ____________________________________________________________
will act initially both as Pass Through Trustee of the two Pass Through Trusts and as Indenture Trustee under the Indentures.

                             ----------------------
                             UNION TANK CAR COMPANY
                             ----------------------
                                       |  Lease Rental Payments
                                       |  Assigned by Owner Trustee
                                       |  to Indenture Trustee
                                       V
                                   ---------
                                   INDENTURE
                                    TRUSTEE
                                   ---------
                                   |       |
                       Excess      |       |  Equipment
                       Payments    |       |  Note Payments
               ____________________|       |___________________
              |                                                |
              |                                                |
              V                                                V
           -------                                  --------------------
            OWNER                                   PASS THROUGH TRUSTEE
           TRUSTEE                                  --------------------
           -------                                            |
              |   Excess                                      |    Pass Through
              |   Payments                                    |    Certificate
              |                                               |    Distributions
              |                                               |
              V                                               V
         -----------                                -----------------------
            OWNER                                   HOLDERS OF PASS THROUGH
         PARTICIPANT                                      CERTIFICATES
         -----------                                -----------------------

COMPANY ETCS AND PROCOR ETC

         The following diagram illustrates certain aspects of the payment flows in the other financing transactions to which this Prospectus relates.

         The Company will lease and Procor will conditionally purchase the Trust Equipment (as hereinafter defined) from ________________________ ________, as trustee (in such capacity, the "Equipment Trust Trustee"). The Equipment Trust Trustee will issue under the Company Trust (as hereinafter defined) the Company ETCs and under the Procor Trust (as hereinafter defined) the Procor ETC, which will be purchased by the Pass Through Trustee of Pass Through Trust 1995-A2 for the benefit of the Certificateholders of such Pass Through Trust. The Company will make rental and Procor will make conditional sale payments to the Equipment Trust Trustee. From these payments, the Equipment Trust Trustee will make principal and interest payments to the Pass Through Trustee of Pass Through Trust 1995-A2 as required to meet the obligations under the Company ETCs and the Procor ETC. The Pass Through Trustee will distribute such payments to the Certificateholders of such Pass Through Trust as required under the terms of the Pass Through Certificates.
The Company will fully and unconditionally guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC.


         --------------
         UNION TANK CAR                    --------------
            COMPANY                        PROCOR LIMITED
         --------------                    --------------
               |                                  |
Lease Rental   |                 Conditional Sale |
Payments       |                 Payments         |
               |                                  |
               |                                  |
         ---------------                   ---------------
         EQUIPMENT TRUST                   EQUIPMENT TRUST
             TRUSTEE                           TRUSTEE
         ---------------                   ---------------
               |                                  |
Company ETC    |                                  |  Procor ETC
Payments       |                                  |  Payments
               |       --------------------       |
                ------ PASS THROUGH TRUSTEE ------
                       --------------------
                                |                                 --------------
                    Certificate |  Distributions                  UNION TANK CAR
                                |                                    COMPANY
                                |                                 --------------
                                |          Guarantee of the              |
                                |          Distribution of Principal     |
                                |          and Interest Payable in       |
                    --------------------   Respect of the Procor ETC     |
                       HOLDERS OF PASS   - - - - - - - - - - - - - - - - -
                    THROUGH CERTIFICATES
                    --------------------

                                USE OF PROCEEDS

         A portion of the proceeds from the sale of Pass Through Certificates will be used by each Pass Through Trustee to purchase for the Pass Through Trust $____________ aggregate principal amount of Equipment Notes issued by the Owner Trustees which, in turn, will use the proceeds, together with funds provided by the Owner Participants, to purchase the Equipment from the Company, on behalf of the Owner Participants.

         The Equipment Notes will be issued under ____ separate Trust Indenture and Security Agreements (each an "Indenture"), each such Indenture being between ____________________________________________, as trustee thereunder (in such capacity, the "Indenture Trustee"), and _________________________________,
not in its individual capacity (except as expressly set forth therein) but solely as owner trustee (each, an "Owner Trustee") of a separate trust for the benefit of an institutional investor (the "Owner Participant"). Each Owner Participant will provide from sources other than the Equipment Notes at least 20% of the cost of the related Equipment as an equity investment. No Owner Participant, however, will be liable for any amount payable under the related Indenture or any Equipment Notes issued thereunder.

         The net proceeds to the Company from the sale of the Equipment will be used by the Company for general corporate purposes.

         The following table sets forth information with respect to the Equipment (consisting of an aggregate of 2,047 rail cars, all of which were manufactured in 1994 or 1995) expected to be purchased by the Owner Trustees and leased to the Company:

                Type of Car                              No. of Cars
                -----------                              -----------
                Covered Hopper (5,800 cu. ft.)  . . . .        307
                Covered Hopper (3,000 and 3,300 cu. ft.)       140
                Tank (general purpose)  . . . . . . . .      1,142
                Tank (pressure) . . . . . . . . . . . .        458
                                                             -----
                Total . . . . . . . . . . . . . . . . .      2,047
                                                             =====

         The following table sets forth information with respect to each of the
Leases:

                                               Aggregate Cost
                                                of Equipment           Principal
                                                  to Owner             Amount of
     Lease No.                                    Trustees          Equipment Notes
     ---------                                    --------          ---------------

       1  . . . . . . . . . . . . . . . .       $                   $
       2  . . . . . . . . . . . . . . . .
                                                 ----------          ----------
          Total . . . . . . . . . . . . .       $                   $
                                                 ==========          ==========

         The remaining proceeds from the sale of the Pass Through Certificates, Series 1995-A2 will be used by the Pass Through Trustee for Pass Through Trust 1995-A2 to purchase $19,519,000 aggregate principal amount of equipment trust certificates (the "Company ETCs") to be issued pursuant to an equipment trust agreement (the "Company Trust Agreement") between the Company and __________________________________, as trustee, and an $11,308,000 principal amount equipment trust certificate (the "Procor ETC" and, together with the Company ETCs, the "ETCs") to be issued pursuant to an equipment trust agreement (the "Procor Trust Agreement" and, together with the Company Trust Agreement, the "Trust Agreements") between Procor and _________________________, as trustee. The net proceeds to the Company from the issuance of the Company ETCs will be used to provide long-term financing for the addition of rail cars to the Company's fleet. These rail cars were initially financed with cash provided by operating activities. The net proceeds to Procor from the issuance of the Procor ETC will be used for general corporate purposes.

         The Pass Through Trusts will purchase an aggregate of approximately $____________ principal amount of Equipment Notes, and Pass Through Trust 1995-A2 will purchase an aggregate of approximately $26,626,000 principal amount of ETCs, which purchases will occur immediately following the issuance of the Pass Through Certificates. Pending the scheduled purchase on or about December __, 1995 of the remaining $________ aggregate principal amount of Equipment Notes and $4,201 principal amount of Company ETCs, the unexpended proceeds from the sale of Pass Through Certificates will be held by the Pass Through Trustee and invested in Specified Investments. Any shortfall between the earnings on such investments and the amount to be paid Certificateholders shall be paid by the Company. See "Description of the Pass Through Certificates--Delayed Purchased; Extraordinary Distribution."

                                  THE COMPANY

         Union Tank Car Company (with its wholly-owned subsidiaries herein collectively referred to, except as the context otherwise requires, as the "Company") and Procor are principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. The Company owns and operates one of the largest fleets of privately-owned railway tank cars in the world.

         The Company, which was incorporated in Delaware in 1980 and is the successor to a business which was incorporated in New Jersey in 1891 and reincorporated in Delaware in 1968, is a wholly-owned subsidiary of Marmon Industrial Corporation, an indirect wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Procor, which was incorporated in Canada in 1952, is an indirect wholly-owned subsidiary of the Company.

         The Company's principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and its telephone number is (312) 372-9500.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Company at June 30, 1995 and as adjusted to give effect to the issuance of the Company ETCs and the Procor ETC. The table does not give effect to the sale of the Pass Through Certificates because the Pass Through Certificates are not direct obligations of the Company. In addition, because the Leases are expected to be classified as operating, rather than capital, leases, there will be no related obligation recorded on the Company's consolidated balance sheet.

                                                                                    JUNE  30, 1995
                                                                        -------------------------------------
                                                                           OUTSTANDING        AS ADJUSTED
                                                                           -----------        -----------
                                                                               (Dollars in thousands)

Borrowed debt:
  Equipment obligations, payable periodically through 2009 at 6.50%-
    15.55% (average rate 9.35% at June 30, 1995)  . . . . . . . . . .       $  669,570         $  700,397
  Senior notes, 9.75% due in 1997 . . . . . . . . . . . . . . . . . .          143,000            143,000
  Other long-term borrowings (average rate 12.2%) . . . . . . . . . .           27,075             27,075
                                                                            ----------         ----------
    Total borrowed debt . . . . . . . . . . . . . . . . . . . . . . .          839,645            870,472

Stockholder's equity:
  Common stock, no par value: 1,000 shares authorized and issued  . .          106,689            106,689
  Additional capital  . . . . . . . . . . . . . . . . . . . . . . . .            4,652              4,652
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . .          405,848            405,848
                                                                            ----------         ----------
    Total stockholder's equity  . . . . . . . . . . . . . . . . . . .          517,189            517,189
                                                                            ----------         ----------
      Total capitalization  . . . . . . . . . . . . . . . . . . . . .       $1,356,834         $1,387,661
                                                                            ==========         ==========


                         SELECTED FINANCIAL INFORMATION

         The selected financial information set forth below as of December 31, 1990 through 1994 and for the years then ended, with the exception of the operating fleet data, has been derived from the Company's audited financial statements contained in the Company's Annual Reports on Form 10-K. The audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, together with the report of the Company's independent auditors, Ernst & Young LLP, are incorporated herein by reference. See "Documents Incorporated by Reference." The selected financial data set forth below as of June 30, 1995 and 1994 and for the six months then ended, with the exception of the ratios of earnings to fixed charges and the operating fleet data, were extracted from the Company's unaudited financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and June 30, 1994, the former of which is incorporated herein by reference. Interim results are not necessarily indicative of the results for the full year. The selected financial information should be read in conjunction with such financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

                                     SIX MONTHS ENDED
                                         JUNE 30,                            YEAR ENDED DECEMBER 31,
                                  -----------------------     ----------------------------------------------------
                                      1995         1994       1994         1993        1992        1991        1990
                                  -----------  -----------  ---------  ----------- ----------- ----------- ---------
                                                                             (DOLLARS IN THOUSANDS)
 INCOME STATEMENT
 Services and net sales (1)  .      $333,300    $278,774    $720,864    $504,823    $618,007    $483,416       $462,684
 Other income  . . . . . . . .        10,257       6,478      15,959      17,033      22,374      37,406         44,503
 Total revenues  . . . . . . .       343,557     285,252     736,823     521,856     640,381     520,822        507,187
 Cost of services and sales  .       211,816     160,643     487,742     280,161     400,177     269,748        251,793
 General and administrative  .        28,106      27,076      54,120      54,629      53,609      52,560         55,117
 Interest expense  . . . . . .        41,729      47,867      91,442      96,584     105,417     117,263        115,584
 Income before income taxes,
   extraordinary loss and
   cumulative effect of change
   in accounting principle  . .       61,906      49,666     103,519      90,482      81,178      81,251         84,693
 Income before extraordinary
   loss and cumulative effect
   of change in accounting
   principle . . . . . . . . .        39,181      30,432      63,378      49,730      48,382      45,024         40,072
 Extraordinary loss (2)  . . .          --          --         --          --          --          --           (15,292)
 Income before cumulative
  effect of a change in
  accounting principle . . . .        39,181      30,432      63,378      49,730      48,382      45,024         24,780
 Cumulative effect of a change
   in accounting
   principle (3)   . . . . . .          --          --         --         80,000       --          --            (2,640)
 Net income  . . . . . . . . .        39,181      30,432      63,378     129,730      48,382      45,024         22,140
 BALANCE SHEET (4)
 Total assets  . . . . . . . .     1,999,815   2,066,614   2,017,772   2,054,867   2,063,267   2,253,760      2,195,171
 Borrowed debt . . . . . . . .       839,645     949,716     882,407     951,031     942,907   1,131,558      1,107,746
 Stockholder's equity  . . . .       517,189     495,062     505,008     485,630     445,900     430,518        416,494
 OTHER
 Ratio of earnings to fixed
  charges (5) . . . . . . . . .        2.25x       1.96x       2.05x       1.89x       1.76x       1.69x          1.73x
 OPERATING FLEET (4)
 Tank cars . . . . . . . . . .        52,788      51,586      52,090      51,021      49,580      48,837         47,998
 Other railway cars  . . . . .        13,781      13,171      13,300      13,515      13,633      14,334         13,694

------------------------------------


(1) In May 1992 and December 1994, the Company entered into several sale-leaseback transactions pursuant to which it sold (at approximately book value) approximately 2,100 rail cars and 2,200 rail cars, respectively. As a result of these transactions, the Company recorded sales revenue of $124.9 million and $125.5 million, respectively, which accounts for the unusually high sales and cost of sales figures in 1992 and 1994 as compared to other periods.

(2) Extraordinary loss resulted from the early extinguishment of debt and is net of $9,183 of income tax benefit.

(3) The $80 million cumulative effect of a change in accounting principle for the year ended December 31, 1993 resulted from the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." As more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, effective January 1, 1993, the Company prospectively adopted the provisions of this new accounting standard and, accordingly, changed to the asset and liability approach of accounting for income taxes. The cumulative effect of this change in accounting principle was an $80 million non-cash credit to earnings, which represents the new, lower net deferred income tax liability calculated under the new accounting method as compared to the net liability recorded under the former income tax accounting method. Adoption of the new accounting method had no impact on pre-tax income and has not and will not impact cash flows related to income taxes. The $2.6 million cumulative effect of a change in accounting principle (net of $1.4 million tax benefit) for the year ended December 31, 1990 represents a charge to earnings for the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits."

(4)      As of the end of the period indicated.

(5) The ratio of earnings to fixed charges represents the number of times that interest expense, amortization of debt discount and the interest component of rent expense were covered by income before income taxes and such interest, amortization and the interest component of rentals. In addition to fluctuations in the ratio of earnings to fixed charges resulting from changes in the Company's operations, the ratio of earnings to fixed charges for the periods beginning in 1990 was reduced because of the incurrence of additional interest expense relating to the Company's commercial paper program, which program was suspended effective May 1994.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

         The Pass Through Certificates offered hereby will be issued pursuant to two separate Agreements, one between the Company and the Pass Through Trustee and the other among the Company, Procor and the Pass Through Trustee. Each Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and will contain substantially the same terms and conditions, except that the interest rate, scheduled repayments of principal, and maturity dates applicable to the Equipment Notes held in each Pass Through Trust, the aggregate principal amount of Equipment Notes held in each Pass Through Trust, and the final distribution date applicable to each Pass Through Trust will differ. In addition, Pass Through Trust 1995-A1 will only hold certain Equipment Notes, and Pass Through Trust 1995-A2 will hold certain Equipment Notes and the ETCs. The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in the Agreements and is qualified in its entirety by reference to all of the provisions of the Agreements. Except as otherwise indicated, the following summary relates to the Agreements, the Pass Through Trusts formed thereby and the Pass Through Certificates issued by the Pass Through Trusts. Citations to the relevant sections of the Agreements appear below in parentheses unless otherwise indicated.

GENERAL

         The Pass Through Certificates will be issued in fully registered form only. Each Pass Though Certificate will represent a fractional, undivided interest in the Pass Through Trust created by the Agreement pursuant to which such Pass Through Certificate was issued. The property of each Pass Through Trust will include (i) the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust, (ii) all monies at any time paid with respect to such Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, (iii) all monies due and to become due thereunder and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, to be held in the related Pass Through Trust and will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 in excess thereof. (Sections 2.1 and 3.1) The Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such persons interest in the Pass Through Certificates, except as set forth below under "Registered Certificates." Unless and until Registered Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Book-Entry Registration." (Section 3.9)

         Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum set forth on the cover page of this Prospectus, which is calculated on the basis of a 360-day year of twelve 30-day months.

         The Pass Through Certificates represent interests in the respective Pass Through Trusts and do not represent an interest in or obligation of the Company, Procor, the Pass Through Trustee, any Owner Participant, any Owner Trustee in its individual capacity, or any affiliate of any such person. (Section 3.8)

         Neither the Agreements, the Indentures nor the Trust Agreements contain any financial or operating covenants nor any "event risk" provisions specifically designed to afford Certificate Owners protection in the event of a highly leveraged transaction which may or may not result in a change of control of the Company or Procor. However, the Certificate Owners have the indirect benefit of, among other things, a lien on the Equipment and an assignment of rights to lease payments securing the respective Equipment Notes, and in the case of Certificate Owners of Pass Through Trust 1995-A2, title to the Trust Equipment securing the Company ETCs and the Procor ETC as well as the Company's full and unconditional guarantee of (i) the payment as and when due of the principal of and interest on the Company ETCs and (ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. See "--Guarantee," "Description of the Equipment Notes--Security," "Description of the ETCs--Guarantees" and "--Security."

BOOK-ENTRY REGISTRATION

         DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including Salomon Brothers Inc), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, as such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Agreements, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, Make-Whole Amount, if any, and interest on, the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

         DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder under the Agreements only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited, which DTC Participants represent the percentage interest of the Pass Through Trust necessary to provide such direction under the Agreements. Additionally, DTC may take conflicting actions with respect to an undivided interest held by a DTC Participant to the extent that it is directed to do so by such DTC Participant as a result of instructions from various Certificate Owners.

         Neither the Company, Procor nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

REGISTERED CERTIFICATES

         The Pass Through Certificates will be issued in fully registered, certificated form ("Registered Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Company advises the Pass Through Trustee in writing that DTC (or a successor thereto) is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Pass Through Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC (or a successor thereto) or (iii) after the occurrence of an Event of Default, Certificate Owners representing an aggregate percentage interest in the Pass Through Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners best interest. (Section 3.9)

         Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Registered Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Registered Certificates to Certificate Owners or their nominees. (Section 3.9)

         Distribution of principal of, Make-Whole Amount, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee directly to holders of Registered Certificates in accordance with the procedures set forth in the Agreement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Pass Through Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Sections 4.2 and 11.1)

         Registered Pass Through Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. (Sections 3.4 and 11.1)

SAME-DAY SETTLEMENT AND PAYMENT

         Settlement for the Pass Through Certificates will be required to be made in immediately available funds. All payments made by the Company to each Indenture Trustee as assignee of an Owner Trustee's rights under the corresponding Lease, as well as all payments made by the Company and Procor in respect of the Company ETCs and the Procor ETC, will be in immediately available funds and will be passed through to DTC in immediately available funds to the extent such payments are required to pay principal of, Make-Whole Amount, if any, or interest on the Equipment Notes or to pay principal or interest on the Company ETCs and the Procor ETC.

         Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. Secondary trading in pass through certificates such as the Pass Through Certificates is generally settled in immediately available funds. The Pass Through Certificates will trade in DTCs Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds.

PAYMENTS AND DISTRIBUTIONS

         Payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, held in each Pass Through Trust received by the Pass Through Trustee will be distributed by the Pass Through Trustee to Certificateholders of such Pass Through Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes, Company ETCs or the Procor ETC, as the case may be, are in default. See "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default." Payments of interest on the unpaid principal amount of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust are scheduled to be received by the Pass Through Trustee on __________ and _________ of each year, commencing _________, 1996, until the final distribution date for the Pass Through Trust. Payments of principal of the Equipment Notes held in Pass Through Trust 1995-A1 are scheduled to be received by the Pass Through Trustee on _________ or __________ or both, of each year, commencing ___________, 1996 (such scheduled payments of interest and principal are herein referred to as "Scheduled Payments", and ___________ and _________ of each year, commencing ___________, 1996, are herein referred to as "Regular Distribution Dates"). The payment of the outstanding principal amount of the Equipment Notes (as a result of the mandatory refinancing of such Equipment Notes), the Company ETCs and the Procor ETC held in Pass Through Trust 1995-A2 is scheduled to be received by the Pass Through Trustee on _________, 200_.
The Pass Through Trustee will distribute on each Regular Distribution Date to the Certificateholders all Scheduled Payments the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates as of the Record Date preceding such Regular Distribution Date. (Sections 4.1 and 4.2) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date, it will be distributed on the date received to such holders of record. (Section 4.2)

         Each Certificate Owner will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes, the Company ETCs and the Procor ETC held in the related Pass Through Trust. Scheduled Payments of principal of the Equipment Notes held in Pass Through Trust 1995-A1 are set forth below under "Description of the Equipment Notes--Principal Payments." After a prepayment of some or all of the Equipment Notes or a default in respect of some or all of such Equipment Notes, Company ETCs or the Procor ETC, a Certificate Owner should refer to the information with respect to the Pool Balance and the Pool Factor reported periodically by the Pass Through Trustee of such Pass Through Trust. See "Description of the Pass Through Certificates--Pool Factors" and "Description of the Pass Through Certificates--Reports to Certificateholders."

         Payments of principal, Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Equipment Notes relating to certain Equipment, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes relating to certain Equipment, Company ETCs or the Procor ETC (including payments received by the Pass Through Trustee on account of the purchase by the Owner Trustee of such Equipment Notes or payments received on account of the sale of such Equipment Notes, Company ETCs or the Procor ETC by the Pass Through Trustee) ("Special Payments") will be distributed (i) in the case of prepayments with respect to a voluntary termination of a Lease, the purchase of any Units by the Company or an ordinary Event of Loss, on a Regular Distribution Date, (ii) in the case of prepayments with respect to a Multiple Loss (as hereinafter defined), a refunding or refinancing of the Equipment Notes or a purchase of the Equipment by the Company from an Owner Trustee of a competitive Owner Participant, on any Business Day following 15 days notice from the Pass Through Trustee to DTC and (iii) in the case of payments received following a default in respect of any Equipment Note, a Company ETC or the Procor ETC, on the [second day of any month] (each, a "Special Distribution Date"). The Pass Through Trustee will mail notice to the Certificateholders of record not less than 15 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.2) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates as of the

Record Date preceding such Special Distribution Date. See "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default" and "Description of the Equipment Notes--Prepayment."

         Each Agreement requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust created by such Agreement and for the benefit of the Certificateholders, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments. Each Agreement also requires that the Pass Through Trustee establish and maintain, for the Pass Through Trust created by such Agreement and for the benefit of the Certificateholders of such Pass Through Trust, one or more non-interest bearing accounts (the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of each Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.1) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.2)

         At such time, if any, as the Pass Through Certificates are issued in the form of Registered Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account on a Regular Distribution Date or a Special Distribution Date will be made by check mailed to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained with respect to such Pass Through Trust. (Section 4.2) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Section 11.1) See "Description of the Pass Through Certificates--Termination of the Pass Through Trusts."

         If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without any additional interest. (Section 12.11)

GUARANTEE

         The Company will fully and unconditionally guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. In addition, the Company will fully and unconditionally guarantee the due and punctual performance by Procor of its obligations under the Procor Trust Agreement.

POOL FACTORS

         Unless there has been a prepayment or purchase of any Equipment Notes or a default in respect of any Equipment Notes, a Company ETC or the Procor ETC held in a Pass Through Trust, as described below in "Events of Default--Events of Default and Certain Rights Upon an Event of Default" and "Description of the Equipment Notes--Prepayment", the Pool Factor for each Pass Through Trust will decline in proportion to the scheduled repayments of principal of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust as described under "Description of the Equipment Notes--Principal Payments" and "Description of the ETCs--Payment of Principal and Interest." In the event of such a prepayment, purchase or default, the Pool Factor and the Pool Balance of each Pass Through Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Pass Through Trust.

         The "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Equipment Notes, and in the case of Pass Through

Trust 1995-A2, the Company ETCs and the Procor ETC held in each Pass Through Trust on such date plus any amounts in respect of principal of such Equipment Notes, and in the case of Pass Through Trust 1995-A2, such Company ETCs and the Procor ETC held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC held in the Pass Through Trust and distribution thereof to be made on that date. (Section 1.1)

         The "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Pass Through Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, held in such Pass Through Trust and distribution thereof to be made on that date. (Section 1.1) The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust.
The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of such holder's Pass Through Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of record of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

         As of the date of issuance of the Pass Through Certificates and assuming that all proceeds are used to purchase Equipment Notes, Company ETCs and the Procor ETC on or before December __, 1995, and that no prepayment or purchase in respect of any Equipment Notes or default in respect of any Equipment Notes, Company ETCs or the Procor ETC shall occur, the scheduled payment of principal of the Equipment Notes, Company ETCs and the Procor ETC and the resulting Pool Factors for the Pass Through Trusts after taking into account each such payment are set forth below:

                                          Pass Through                     Pass Through
                                         Trust 1995-A1                    Trust 1995-A2
                                           Scheduled       Pass Through     Scheduled       Pass Through
                                           Principal      Trust 1995-A1     Principal       Trust 1995-A2
Regular Distribution Date                   Payments       Pool Factor       Payments        Pool Factor
-------------------------                   --------       -----------       --------        -----------


                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .

                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .
                            . . . .


REPORTS TO CERTIFICATEHOLDERS

         On each Regular Distribution Date or Special Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per a $1,000 principal amount Pass Through Certificate of such Pass Through Trust, as to (i) and (ii) below):

                (i) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

               (ii) the amount of such distribution allocable to interest; and

              (iii) the Pool Balance and the Pool Factor for such Pass Through Trust. (Section 4.3)

         So long as any Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all participants reflected on DTC's books as holding interests in the Pass Through Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.9)

         In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholders' preparation of its federal income tax returns. (Section 4.3) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners.

         At such time, if any, as the Pass Through Certificates are issued in the form of Registered Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF THE EQUIPMENT NOTES AND THE ETCS

         The Pass Through Trustee, as holder of the Equipment Notes, and in the case of Pass Through Trust 1995-A2, the ETCs in the respective Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes and ETCs, as applicable. Each Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default (as defined below) with respect to either Pass Through Trust, all Equipment Notes and in the case of Pass Through Trust 1995-A2, all ETCs held in such Pass Through Trust shall be voted for or against any action in the same proportion as the Pass Through Certificates held by the Certificateholders of such Pass Through Trust were actually voted. (Sections 6.1 and 10.1) Whenever the Agreements require or permit actions to be taken based upon instructions or directions of Certificateholders of such Pass Through Trust holding a specified percentage interest of a Pass Through Trust, DTC shall be deemed to represent such percentage interest only to the extent that it has received instructions to such effect from Certificate Owners and/or DTC Participants owning or representing, respectively, such required percentage interest and has delivered such instructions to the Pass Through Trustee. (Section 3.9)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

         An event of default under an Agreement (an "Event of Default") is defined as the occurrence and continuance of (i) an event of default under one or more of the Indentures (an "Indenture Default") or (ii) an event of default under the Company Trust Agreement or the Procor Trust Agreement (an "Equipment Trust Default"). For a description of the Indenture Defaults under the Indentures, see "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." For a description of the Equipment Trust Defaults under the Trust Agreements, see "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto." Each Pass Through Trust will hold Equipment Notes issued pursuant to each of the Indentures, which means a continuing Indenture Default under any one Indenture will result in an Event of Default under each of the Agreements and therefore will affect each of the Pass Through Trusts. There are, however, no cross-default provisions in the Indentures and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." If an Indenture Default occurs with respect to fewer than all of the Indentures, the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Default has not occurred will continue to be held in the Pass Through Trusts, and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Pass Through Certificates as originally scheduled. Similarly, there are no cross-default provisions in the Trust Agreements, and an Equipment Trust Default under the Company Trust Agreement will not constitute an Equipment Trust Default under the Procor Equipment Trust Agreement, nor will an Equipment Trust Default under the Procor Trust Agreement (other than a Company bankruptcy related default) constitute an Equipment Trust Default under the Company Trust Agreement. Accordingly, if an Equipment Trust Default occurs with respect to one Trust Agreement, but no Equipment Trust Default has occurred with respect to the other Trust Agreement, the ETCs under the non- defaulted Trust Agreement will continue to be held in Pass Through Trust 1995-A2, and payments of principal and interest on such ETCs will continue to be distributed to the holders of such Certificates as originally scheduled. However, a failure by the Company to perform in respect of its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement will constitute an Equipment Trust Default under the Company Trust Agreement. (Section 6.1) In addition, an Indenture Default will not necessarily result in an Equipment Trust Default nor will an Equipment Trust Default necessarily result in an Indenture Default.

         Under each Indenture, the Owner Trustee and the Owner Participant have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Default and consequently the Event of Default under each Agreement will be deemed to be cured. In addition, in circumstances where (i) the Indenture Trustee has given notice of its intent to accelerate the Equipment Notes issued under such Indenture or to exercise other remedies or
(ii) the Indenture Trustee shall not have taken action for a period of not less than 180 days with respect to such Indenture Default, the Owner Trustee has the option to prepay or purchase such Equipment Notes at a price equal to the unpaid principal amount thereof together with accrued interest thereon to the date of prepayment or purchase, but without Make-Whole Amount. See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver."

         Each Indenture provides that, if an Indenture Default shall occur and be continuing thereunder, the Indenture Trustee may, and upon the instructions of the holders of a majority in aggregate principal amount of the Equipment Notes outstanding under such Indenture shall, declare the unpaid principal amount of the Equipment Notes issued under such Indenture to be immediately due and payable, together with any accrued and unpaid interest thereon. Each Indenture further provides that, if an Indenture Default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the Equipment Notes outstanding under such Indenture may direct the Indenture Trustee with respect to the exercise of remedies thereunder. See "Description of the Equipment Notes--Remedies." Accordingly, the ability of the holders of the Pass Through Certificates issued with respect to either Pass Through Trust to cause the Indenture Trustee to accelerate the Equipment Notes issued under an Indenture or to direct the exercise of remedies by the Indenture Trustee under an Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes issued under such Indenture and held in such Pass Through Trust and the aggregate principal amount of all Equipment Notes issued under such Indenture. If, for example, the Equipment Notes held in a Pass Through Trust constitute only 45% in aggregate principal amount of the Equipment Notes issued under an Indenture, even if all of the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee to direct the Indenture Trustee to accelerate the Equipment Notes issued under such Indenture, the Equipment Notes so voted by such Pass Through Trust in favor of acceleration would not alone be sufficient under the terms of the Indenture to compel the Indenture Trustee to act. Moreover, there would be no assurance that the Certificateholders of the other Pass Through Trust would at such time vote the Equipment Notes held in such Pass Through Trust in favor of acceleration. Each Pass Through Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Pass Through Trust and therefore the Certificateholders of one Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trust. In addition, so long as the same institution acts as Pass Through Trustee of both Pass Through Trusts, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee could for the same reason be faced with a potential conflict of interest upon an Indenture Default.

         Each Agreement provides that, so long as an Indenture Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust created by such Agreement may vote all of the Equipment Notes issued under such Indenture, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, the Pass Through Trustee shall vote a corresponding majority of such Equipment Notes in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. Each Agreement also provides that, if an Indenture Default under any Indenture shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust created by such Agreement may, and upon the direction of the holders of the Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Notes issued under such Indenture in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee under such Indenture. (Sections 6.1 and 6.4)

         As an additional remedy, if an Indenture Default under an Indenture shall have occurred and be continuing, each Agreement provides that the Pass Through Trustee of the Pass Through Trust created by such Agreement may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, sell all or part of the Equipment Notes issued under such Indenture that are held in such Pass Through Trust for cash to any person. In addition, if an Owner Trustee elects to purchase all of the outstanding Equipment Notes issued under such Indenture in lieu of prepayment, the Pass Through Trustee shall sell such Equipment Notes to such Owner Trustee at a price equal to the unpaid principal amount thereof together with accrued and unpaid interest thereon. (Sections 6.1 and 6.2) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders on a Special Distribution Date. (Sections 4.1 and 4.2) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Pass Through Trustee of both Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Notes to available buyers. If the Pass Through Trustee sells any Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Company, the applicable Owner Participant, the applicable Owner Trustee in its individual capacity or any affiliate thereof, or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Notes so long as no Indenture Defaults existed with respect thereto. (Sections 4.1 and 4.2)

         Each Trust Agreement provides that, if an Equipment Trust Default shall occur and be continuing thereunder, the Equipment Trust Trustee may, and upon the instructions of the holders of a majority in aggregate principal amount of the ETCs issued thereunder shall, declare the unpaid principal amount of such ETCs to be immediately due and payable, together with any accrued and unpaid interest thereon. Each Trust Agreement further provides that, if an Equipment Trust Default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the ETCs issued thereunder may direct the Equipment Trust Trustee with respect to the exercise of remedies thereunder. See "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto." Accordingly, since all of the ETCs will be held in Pass Through Trust 1995-A2, the holders of such Pass Through Certificates will have the ability to cause the Equipment Trust Trustee to accelerate the ETCs issued under a Trust Agreement and to direct the exercise of remedies by the Equipment Trust Trustee under a Trust Agreement.

         The Agreement creating Pass Through Trust 1995-A2 provides that, so long as an Equipment Trust Default under either Trust Agreement shall have occurred and be continuing, the Pass Through Trustee may vote the ETCs issued under the defaulted agreement and, upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Pass Through Trust, the Pass Through Trustee shall vote a corresponding majority of the principal amount of the ETCs under the defaulted agreement in favor of directing the Equipment Trust Trustee to declare the unpaid principal amount of such ETCs and any accrued and unpaid interest thereon to be due and payable. Such Agreement also provides that, if an Equipment Trust Default under either Trust Agreement shall have occurred and be continuing, the Pass Through Trustee of the Pass Through Trust 1995-A2 may, and upon the direction of the holders of the Pass Through Certificates, Series 1995-A2 evidencing fractional undivided interests aggregating not less than a majority in interest in such Pass Through Trust shall, vote the ETCs issued thereunder in favor of directing the Equipment Trust Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Equipment Trust Trustee or of exercising any trust or power conferred on the Equipment Trust Trustee. In addition, if an Equipment Trust Default has occurred and is continuing under the Procor ETC, the Pass Through Trustee may, and upon direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, commence the exercise of remedies against the Company under its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC. (Sections 6.1, 6.4)

         As an additional remedy, if an Equipment Trust Default shall have occurred and be continuing, the Agreement creating Pass Through Trust 1995-A2 provides that the Pass Through Trustee of such Pass Through Trust may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall sell the ETCs in default or a portion thereof for cash to any person. [The Pass Through Trustee is required to give notice to Procor of its proposed sale of the Procor ETC at least 20 days prior to such proposed sale. Such notice shall constitute an offer to sell the Procor ETC to Procor for a price equal to the outstanding principal amount thereof, plus all accrued and unpaid interest thereon, and all other amounts due and owing with respect thereto. If, prior to the expiration of such 20 day period, Procor pays such purchase price to the Pass Through Trustee, the Procor ETC will be transferred to Procor. If Procor does not pay such purchase price prior to the expiration of such period, the Pass Through Trustee may sell the Procor ETC to any person.] (Section 6.1) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date.
(Sections 4.1, 4.2, 6.2) The market for equipment trust certificates in default may be very limited and there can be no assurance that an ETC in default could be sold for a reasonable price. If the Pass Through Trustee sells a Company ETC for less than its outstanding principal amount, the Certificateholders of Pass Through Trust 1995-A2 will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall amount against the Company or the Pass Through Trustee. If the Pass Through Trustee sells the Procor ETC for less than its outstanding principal amount, plus all accrued and unpaid interest thereon and all other amounts due and owing with respect thereto, the Certificateholders will have a claim for the shortfall amount against the Company pursuant to its guarantee. See "--Guarantee."

         Any amount distributed to the Pass Through Trustee of either Pass Through Trust following an Indenture Default under an Indenture and any amount distributed to the Pass Through Trustee of Pass Through Trust 1995-A2 following an Equipment Trust Default under either Trust Agreement shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Default under any Indenture, the applicable Owner Trustee exercises its option to prepay or purchase the outstanding Equipment Notes issued under such Indenture as described below under "Description of the Equipment Notes--Prepayment," the amount paid by such Owner Trustee to the Pass Through Trustee for the Equipment Notes issued under such Indenture shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Sections 4.1 and 4.2)

         Any funds representing payments received with respect to an Equipment Note or ETC in default, or the proceeds from the sale by the Pass Through Trustee of such Equipment Note or ETC, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Sections 1.1 and 4.4)

         Each Agreement provides that the Pass Through Trustee shall, within 30 days after the occurrence of a default (as defined below) in respect of the Pass Through Trust created by such Agreement, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults under such Agreement known to it; provided that, except in the case of default in the payment of principal of, Make-Whole Amount, if any, or interest on an Equipment Note or an ETC, as applicable, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default under an Agreement, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Section 7.2)

         Each Agreement contains a provision entitling the Pass Through Trustee, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to obtain security from or be indemnified by the holders of the Pass Through Certificates of the Pass Through Trust relating to such Agreement before proceeding to exercise any right or power under such Agreement at the request of such Certificateholders. (Section 7.3)

         The holders of Pass Through Certificates of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of the holders of all Pass Through Certificates of such Pass Through Trust instruct the Pass Through Trustee to waive any past default or Event of Default under the related Agreement and thereby annul any direction given by the Pass Through Trustee to the Indenture Trustee or the Equipment Trust Trustee with respect thereto, except (i) a default in payment of principal of, Make-Whole Amount, if any, or interest on, an Equipment Note or an ETC, as applicable, and (ii) a default in respect of any covenant or provision of the related Agreement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. (Section 6.5) Each Indenture provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) For a discussion of waivers of Indenture Defaults under the Indentures, see "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver." Each Trust Agreement provides that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the ETCs outstanding thereunder may on behalf of all such holders waive any past default or Equipment Trust Default thereunder. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default under the respective related Agreements such that the principal amount of the Equipment Notes or ETCs, as applicable, held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture or Trust Agreement, as applicable, such past default or Indenture Default under such Indenture or Equipment Trust Default under such Equipment Trust Agreement, as applicable, shall be waived. For a discussion of waivers of Equipment Trust Defaults under the Trust Agreements, see "Description of the ETCs--Equipment Trust Defaults and Provisions Relating Thereto."

MODIFICATION OF THE AGREEMENTS

         Each Agreement contains provisions permitting the Company and Procor and requiring the Pass Through Trustee to enter into supplements to such Agreements, without the consent of the holders of any of the Pass Through Certificates of the Pass Through Trust created by such Agreement, among other things (i) to evidence the succession of another corporation to the Company or Procor and the assumption by such corporation of the Company's or Procor's obligations under the Agreement, (ii) to add to the covenants of the Company or Procor, as the case may be, for the benefit of holders of the applicable Pass Through Certificates or to surrender any of the Company's or Procor's, as the case may be, rights under such Agreement and (iii) to cure any ambiguity, to correct any manifest error, to correct or supplement any defective or inconsistent provision of such Agreement or any supplement to such Agreement, or to make any other provisions with respect to matters or questions arising under such Agreement, provided such action shall not adversely affect the interests of the holders of such Pass Through Certificates. (Section 9.1)

         Each Agreement also contains provisions permitting the Company and, in the case of Pass Through Trust 1995-A2, Procor and the Pass Through Trustee, with the consent of the holders of Pass Through Certificates or the Pass Through Trust created by such Agreement evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, enter into supplements to such Agreement adding any provisions to or changing or eliminating any of the provisions of such Agreement or modifying the rights of the Certificateholders, except that no such supplement to such Agreement may, without the consent of each Certificateholder so affected (i) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes or ETCs, as applicable, held in such Pass Through Trust, or distributions in respect of any related Pass Through Certificate, or change any date of payment on any such Pass Through Certificate, or make distributions payable at a place, or in coin or currency, other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due, (ii) permit the disposition of the Equipment Notes or the ETCs, as applicable, held in such Pass Through Trust, except as provided in such Agreement or (iii) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust provided for in such Agreement, the consent of the holders of which is required for any such supplement to such Agreement or for any waiver provided for in such Agreement. (Section 9.2)

MODIFICATION OF LEVERAGED LEASE AND TRUST AGREEMENTS

         In the event that the Pass Through Trustee, as the holder of any Equipment Note or, in the case of Pass Through Trust 1995-A2 ETC held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease or other document relating to such Equipment Notes or under a Trust Agreement or other agreement relating to an ETC, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to all such Equipment Notes or, in the case of Pass Through Trust 1995-A2 ETCs in such Pass Through Trust in the same proportion as the Pass Through Certificates of such Pass Through Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if any Event of Default under the related Agreement shall have occurred and be continuing, the Pass Through Trustee may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates. (Section 10.1)

TERMINATION OF THE PASS THROUGH TRUSTS

         Each Agreement will terminate upon the distribution to all Certificateholders of the Pass Through Trust of all amounts required to be distributed to them pursuant to such Agreement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.1)

DELAYED PURCHASE; EXTRAORDINARY DISTRIBUTION

         Earnings on Specified Investments in the escrow account in excess of amounts required to be paid to Certificateholders for each Pass Through Trust will be paid to the Company periodically and the Company will be responsible for any losses. To the extent that the full amount of the proceeds from the sale of the Pass Through Certificates is not used to purchase Equipment Notes and ETCs on or prior to December __, 1995, whether due to the physical unavailability of Units, the failure by an Owner Trustee to issue Equipment Notes on or prior to such date, the failure of an Equipment Trust Trustee to issue ETCs on or prior to such date or otherwise, an amount equal to the unexpended proceeds, together with interest thereon, from the date of issuance of the Pass Through Certificates to but not including January __, 1996, at the rate appertaining to the applicable Pass Through Certificates, but without premium, will be distributed on January __, 1996 to the Certificateholders of record as of December __, 1995. (Section 2.1 (b)).

         The Company will pay to the Pass Through Trustee on January __, 1996 an amount equal to the amount, if any, distributable by the Pass Through Trustee on such date and thereupon will be entitled to any balance in the escrow account. On the Regular Distribution Date occurring on ___________, 1996, the Company will also pay to the Pass Through Trustee an amount equal to the difference between the interest accrued on any Equipment Notes or ETCs, as applicable, purchased after the issuance of the Pass Through Certificates and the interest that would have accrued on such Equipment Notes or ETCs if they had been purchased at the time of issuance of the Pass Through Certificates.

THE PASS THROUGH TRUSTEE

         ______________________________ will be the Pass Through Trustee for each of the two Pass Through Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.5) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Agreements, the Pass Through Certificates, the Equipment Notes, the ETCs, the Indentures, the Leases, the Trust Agreements or other related documents. (Section 7.4) ________________________________________ also will initially be the Indenture
Trustee of each of the Indentures under which the Equipment Notes are issued and the Equipment Trust Trustee under the Trust Agreements.

         The Pass Through Trustee may resign with respect to either or both of the Pass Through Trusts at any time, in which event the Company and Procor will be obligated to appoint a successor trustee. If the Pass Through Trustee fails to comply with certain provisions of the Trust Indenture Act; ceases to be eligible to continue as Pass Through Trustee under the related Agreement; becomes incapable of acting as Pass Through Trustee; or becomes adjudged a bankrupt or insolvent, the Company or Procor may remove the Pass Through Trustee, or any holder of Pass Through Certificates of such Pass Through Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.9) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee under each Agreement with respect to the related Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the Pass Through Trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that the two Pass Through Trusts could each have a different successor trustee in the event of such a resignation or removal.

         Each Agreement provides that the Company and, in the case of Pass Through Trust 1995-A2, Procor, will pay the Pass Through Trustee's fees and expenses, other than a portion of the initial fees and reasonable actual disbursements of the Pass Through Trustee, which shall be paid by the Owner Trustees. Each Agreement further provides that the Pass Through Trustee will be entitled to indemnification by the Company and, in the case of Pass Through Trust 1995-A2, Procor, for, and will be held harmless against, any loss, liability or expense incurred by the Pass Through Trustee (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the related Agreement), except to the extent that such loss, liability or expense is for or with respect to taxes, in which case the Pass Through Trustee may be entitled to be reimbursed by the Pass Through Trust. (Section 7.7)

         [PRIOR RELATIONSHIPS, IF ANY, BETWEEN THE COMPANY AND/OR PROCOR AND THE PASS THROUGH TRUSTEE TO BE DESCRIBED.]


                       DESCRIPTION OF THE EQUIPMENT NOTES

         The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Leases and the Participation Agreements, the forms of which are available without charge to each person to whom this Prospectus is delivered, upon request of such person to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606 (telephone 312/372-9500). Except as otherwise indicated, the following summary relates to the Equipment Notes, the Indentures, the Leases and the Participation Agreements.

GENERAL

         Each series of Equipment Note will be issued under one of _____ Indentures between _____________________________________________________ _____,
as Owner Trustee of an owner trust for the benefit of an Owner Participant, and ___________________________________________________, as Indenture Trustee.

         Each Owner Trustee will lease Equipment to the Company pursuant to a Lease under which the Company is obligated to pay rent to such Owner Trustee in respect of the Equipment covered thereby. The amounts unconditionally payable under each Lease will be sufficient to pay when due all payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes issued in respect of the Equipment subject to such Lease. The Equipment Notes are not, however, obligations of, or guaranteed by, the Company. The Company's rental obligations under each Lease are general obligations of the Company.

PAYMENTS OF PRINCIPAL AND INTEREST

         The aggregate principal amounts of the Equipment Notes issued with respect to the Equipment covered by each Lease are as follows:

Lease
 No.                                               Series A1                         Series A2
-----                                              ---------                         ---------

1 . . . . . . . . . . . . . . . . . . . .          $                                 $
2 . . . . . . . . . . . . . . . . . . . .
        Total                                      $                                 $
                                                    ========                          =========

        Interest will be payable on each Equipment Note at the rate applicable to such Equipment Note on the unpaid principal amount thereof on ____________ and ___________ of each year, commencing ____________, 1996. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. The principal of each ____% Equipment Note held in Pass Through Trust 1995-A1 will be payable as set forth below:

Payment Dates                                      Lease No. 1               Lease No. 2              Total
-------------                                      -----------               -----------              -----

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . .


        Total   . . . . . . . .

        The _____% Equipment Notes held in Pass Through Trust 1995-A2 will not amortize as to principal and will mature on ___________, ____; however, such Equipment Notes are required to be prepaid on __________, ____ pursuant to a mandatory refinancing. See "--Prepayment."

        If any date scheduled for any payment of principal of, Make-Whole Amount, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next Business Day without any additional interest.

PREPAYMENT

        The Equipment Notes may be prepaid under the following circumstances:

        Mandatory Prepayments. If an Event of Loss to a Unit shall occur and like kind equipment of equal or greater fair market sales value, utility, remaining useful life, residual value and condition (assuming such Unit was in the condition required to be maintained) is not substituted for the affected Unit in accordance with the terms of the applicable Lease, then the Company is obligated to pay the Stipulated Loss Value of such Unit. Such payment will be used to prepay a portion of the Equipment Notes issued with respect to the Equipment of which such Unit is a part on (i) the next Regular Distribution Date following the election by the Company to pay the Stipulated Loss Value of such Units rather than substitute like kind equipment or (ii) in the case of the occurrence of an Event of Loss in respect of more than ten Units since the end of the last six month reporting period under a Lease (a "Multiple Loss"), on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. The amount prepaid will be equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes issued under the Indenture to which such Equipment relates as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing such Indenture immediately prior to the prepayment date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) above on such prepayment date. No Make-Whole Amount (as defined below) will be payable in the event of a prepayment under such circumstances. See "Description of the Equipment Notes--The Leases--Events of Loss." (Leases, Section 11; Indentures,
Section 2.10)

        In addition, under the Leases the Company may, so long as no Lease Event of Default has occurred and is continuing, terminate a Lease at its option (i) at any time after March __, 2003, with respect to any Unit, if the Company determines in good faith that (A) such Unit has become obsolete or surplus to its requirements, or (B) any modification to a Unit required by law would be economically impractical, or (ii) on ____________, 200_ with respect to any or all of the Units (the "Early Purchase Date") if the Company exercises its option to purchase such Unit or (iii) if the Company elects to exercise its right to purchase Equipment as a result of an Owner Participant (or an affiliate thereof) engaging in a business that is in competition with the Company's full service railcar leasing business. Unless the Company elects in connection with the exercise of a purchase option to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires the purchased Units subject to the lien of the related Indentures, the amount of Equipment Notes to be prepaid in the event of any such Lease termination will be equal to the sum of (i) as to principal, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes issued under the Indenture to which such Unit relates as of the prepayment date (after deducting therefrom the scheduled principal installment, if any, due on the prepayment date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit and the denominator of which shall be the aggregate Equipment Cost of all Equipment securing such Indenture immediately prior to the prepayment date, and (ii) as to interest the aggregate amount of interest accrued and unpaid to but not including the prepayment date in respect of the principal amount to be prepaid pursuant to clause (i) of this on such prepayment date, plus a premium as set forth below (a "Make-Whole Amount"). Such prepayment is to be made on the date which is the Lease termination date for such Unit. See "Description of the Equipment Notes--The Leases--Termination." (Leases, Section 10 and 22.1; Indentures, Section 2.10; Participation Agreements, Section 6.9)

        [Subject to certain restrictions], the Company is required to direct the relevant Owner Participant and Owner Trustee and the Pass Through Trustee to effect a prepayment of the Equipment Notes held in Pass Through Trust 1995-A2 at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon to but not including the prepayment date, as part of a mandatory refinancing of the Equipment Notes held by such Pass Through Trust on the final distribution date applicable to the Pass Through Certificates, Series 1995-A2.

        Voluntary Prepayments. Subject to certain restrictions, the Company may require the relevant Owner Participant and Owner Trustee and the Pass Through Trustee to effect an optional prepayment of the Equipment Notes at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest thereon to but not including the specified prepayment date (which shall be a Special Distribution Date), plus a Make-Whole Amount, as part of a refunding or refinancing which will result in the prepayment of the Pass Through Certificates. (Participation Agreements, Section 10.2; Indentures, Section 2.10)

        The Equipment Notes are also subject to purchase in whole by the Owner Trustee upon at least 30 days' notice on a Special Distribution Date, in the case of (i) any acceleration of such Equipment Notes, (ii) the Indenture Trustee, as assignee of a Lease, having exercised (or given notice of its intention to exercise) any remedy in respect of the Units under such Lease,
(iii) one or more Lease Events of Default having occurred under a Lease and continuing for a period of 180 days or more during which period such Equipment Notes could, but shall not, have been accelerated by the Indenture Trustee or
(iv) the Indenture Trustee having commenced foreclosure of the lien of the Indenture or otherwise exercised remedies which would result in the exclusion of the Owner Trustee from any property subject to the lien of the Indenture or any part thereof (or given notice of its intention to foreclose or exercise remedies). Such purchase would be at a price equal to the unpaid principal amount thereof and accrued interest on such Equipment Notes to the date of payment, but without the payment of any Make-Whole Amount except in the case of a purchase of the Equipment Notes pursuant to clause (iv) above, if the right to exercise any remedies arises from action attributable to the Owner Trustee or the Owner Participant. (Indentures, Section 5.04(b))

        The term "Make-Whole Amount" means, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount to be determined as of the third Business Day prior to the applicable prepayment date, equal to the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each __________ and _________ at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and
(b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date. The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by the Company or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, appointed by the Indenture Trustee (an "Independent Investment Banker"). In calculating the Make-Whole Amount, the Independent Investment Banker will first determine the Treasury Rate applicable to the relevant Equipment Note.

        For purposes of determining the Make-Whole Amount, "Treasury Rate" means, with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities,
(A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date. As used herein, "Remaining Weighted Average Life" means, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note. As used herein, "Average Life Date" means, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

SECURITY

        The Equipment Notes issued with respect to the Equipment purchased by each Owner Trustee will be secured by (i) an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (other than certain excepted rights reserved to the Owner Trustee) under the Lease relating to such Equipment including the right to receive payments of rent thereunder and (ii) a security interest held by the Indenture Trustee in all such Equipment, subject to the rights of the Company under such Lease.

        Unless and until an Indenture Default has occurred and is continuing, the Indenture Trustee may not exercise certain rights of the Owner Trustee under the related Lease; however, for so long as Equipment Notes under such Indenture are outstanding, the Indenture Trustee shall retain the right to receive payments of rent due under such Lease. The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease excludes certain rights of the Owner Trustee and the applicable Owner Participant including rights relating to indemnification by the Company for certain matters and to insurance proceeds payable to such Owner Trustee in its individual capacity and as Owner Trustee and to such Owner Participant under liability insurance maintained by the Company under such Lease. (Indentures, Granting Clauses)

        Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment, including funds held as the result of an Event of Loss to such Equipment or termination of the Lease relating thereto, will be invested and reinvested by the Indenture Trustee, at the direction of the Company (except in the case of a Lease Event of Default under the applicable Lease), in certain investments described in such Lease. The Company will pay the amount of any loss resulting from any such investment directed by it. (Indentures, Section 7.04)

LIMITATION OF LIABILITY

        The Equipment Notes are nonrecourse notes. All payments of principal of, Make-Whole Amount, if any, and interest on the Equipment Notes (other than payments made in connection with an optional or mandatory prepayment or purchase by the Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment or the income and proceeds received by the Indenture Trustee therefrom (including rent payable by the Company under the Lease with respect to such Equipment). The Equipment Notes are not obligations of, or guaranteed by, the Company. None of the Owner Participants or the Indenture Trustee, or any affiliates thereof, shall be liable to any holder of an Equipment Note or, in the case of the Owner Participants, to the Indenture Trustee for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. (Indentures, Section 2.03)

        Except as otherwise provided in the Indentures, the Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustee or to any holder of any Equipment Note. (Indentures, Section 2.03)

INDENTURE DEFAULTS, NOTICE AND WAIVER

        Indenture Events of Default under each Indenture include: (a) a Lease Event of Default, (b) default by the Owner Trustee in making payments when due of principal of, premium, if any, or interest on any Equipment Note and continuance of that default for 10 Business Days, (c) failure by the Owner Trustee to prepay the Equipment Notes on the final distribution date for the Pass Through Certificates, (d) failure by the Owner Trustee or the Owner Participant to perform any covenant contained in the Indenture, the Equipment Notes or in the Participation Agreement continuing for a period of 30 days after written notice by the Indenture Trustee or any holder of an Equipment
Note issued under such Indenture, (e) any representation or warranty made by the Owner Trustee in such Indenture or made by the Owner Trustee (except to the extent made with respect to ___________________________________________ in its
individual capacity) or the Owner Participant in the Participation Agreement or in any document or certificate furnished to the Indenture Trustee being incorrect in any material respect as of the date made and remaining material and continuing unremedied for a period of 30 days after written notice to the Owner Trustee and Owner Participant, and (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Owner Participant or the Owner Trustee. (Indentures, Section 5.01)

        In the event that (i) at any time one or more Lease Events of Default shall occur and shall have continued for a period of 180 days or more during which time the Equipment Notes could, but shall not, have been accelerated,
(ii) the Equipment Notes shall have been accelerated, (iii) the Indenture Trustee, as assignee of such Lease, shall have exercised (or given notice of its intention to exercise) any remedies in respect of the Units under such Lease or (iv) the Indenture Trustee shall commence foreclosure of the lien of the Indenture or otherwise exercise remedies which would result in the exclusion of the Owner Trustee from any property subject to the lien of the Indenture or any part thereof (or given notice of its intention to foreclose or exercise remedies), upon 30 days' notice the Owner Trustee may elect to purchase all, but not less than all, of the Equipment Notes then outstanding under such Indenture from the holders thereof by paying to each such holder an amount equal to the aggregate unpaid principal amount of all such Equipment Notes then held by such holder, together with accrued and unpaid interest thereon to the date of payment, but without the payment of any Make-Whole Amount except in the case of a purchase of the Equipment Notes pursuant to clause (iv) above if the right to exercise any remedies arises because of action attributable to the Owner Trustee or the Owner Participant.
(Indentures, Section 5.04(b))

        In the event the Company fails to make any semiannual basic rental payment within 10 Business Days after the date the same shall become due under a Lease, then and as long as no other Indenture Event of Default under the Indenture (which is not being concurrently cured) shall have occurred and be continuing the Owner Participant or the Owner Trustee may, during the 10 Business Days after receiving written notice of such failure from the Indenture Trustee, pay to the Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment thereof, in which event such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations); provided, that the Owner Participant and the Owner Trustee, collectively, shall not be entitled to cure more than three consecutive or six total failures to make semiannual basic rental payments. In the event there shall occur a Lease Event of Default under a Lease in respect of any other payment of rent, or which is curable by the payment of money, then and as long as no other Indenture Event of Default under the Indenture (which is not being concurrently cured) shall have occurred and be continuing the Owner Participant or the Owner Trustee may, during the 30 days after receiving written notice of such Lease

Event of Default from the Indenture Trustee, pay to the Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment thereof, or otherwise make such payment as shall effect such cure, in which event such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose as a result of such Lease Event of Default (but such cure shall not relieve the Company of any of its obligations); provided, that the Owner Participant and the Owner Trustee, collectively, shall not be entitled to cure such other Lease Events of Default if the unreimbursed amount of such payments shall exceed in the aggregate $_______________, as adjusted annually for inflation. (Indentures, Section 5.04(a))

        Each Indenture provides that the Indenture Trustee shall, upon the occurrence of any event known to it that is an Indenture Default or Indenture Event of Default thereunder, give notice thereof to the holders of the Equipment Notes issued thereunder, the Company, the Owner Trustee and the Owner Participant. (Indentures, Section 6.01)

        The holders of a majority in aggregate principal amount of the outstanding Equipment Notes issued under an Indenture, by notice to the Indenture Trustee, may on behalf of all holders waive any past default under the Indenture except a default in the payment of the principal of, Make-Whole Amount, if any, or interest on any such Equipment Note or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of an Equipment Note affected thereby. (Indentures, Section 5.06)

REMEDIES

        If an Indenture Default shall occur and be continuing under an Indenture, the Indenture Trustee may, and when instructed by the holders of at least a majority in aggregate principal amount of the Equipment Notes outstanding under such Indenture shall, declare the unpaid principal of all such Equipment Notes outstanding under such Indenture immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in aggregate principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration by the Indenture Trustee or by the holders at any time prior to the sale of the Equipment covered by such Indenture after such an Indenture Default if (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all due or overdue installments of principal of, premium, if any, and interest on any such Equipment Notes that have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Indenture Defaults under such Indenture have been cured or waived except nonpayment of principal of, premium, if any, or interest on any such Equipment Notes that have become due solely because of acceleration. (Indentures, Section 5.02)

        Each Indenture provides that if any Indenture Default under such Indenture has occurred and is continuing the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or such Lease. The Indenture Trustee's right to exercise remedies under an Indenture is subject in certain circumstances to its having proceeded to exercise one or more remedies under the Lease with respect to the Equipment, unless at the time, the Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case the Indenture Trustee has agreed to refrain from exercising remedies under such Indenture for a period of 90 days. Further, the Indenture Trustee may not exercise remedies under an Indenture in those circumstances in which the Company, as the debtor in a bankruptcy proceeding, shall have affirmed the Lease and no Lease Event of Default (other than a Lease Event of Default arising from the bankruptcy of the Company) has occurred and is continuing.
See "Description of the Equipment Notes--The Lease--Lease Events of Default." Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and, subject to the terms of the Lease, the Company. Any Equipment sold in the exercise of such remedies will be free and clear of any rights of those parties including the rights of the Company under the Lease with respect to such Equipment; provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Company under the Lease unless a Lease Event of Default under the Lease has occurred and is continuing. (Indentures, Sections 5.03(a) and (c), 5.04(c) and 5.05; Leases, Section 15)

        The holders of a majority in aggregate principal amount of the Equipment Notes outstanding under the Indenture may instruct the Indenture Trustee to give such notice, direction or consent, or exercise such right, remedy or power under the Indenture or the Lease or in respect of the property subject to the lien of the Indenture or take such other action as shall be specified in such instructions, but in such event the Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds to believe that adequate indemnity against such risk is not reasonably assured to it. (Indentures, Sections 6.02 and 6.03)

        If an Indenture Event of Default occurs and is continuing under the Indenture and the Indenture Trustee (as security assignee) has declared the Lease to be in default or the Equipment Notes outstanding under the Indenture have been accelerated or the Indenture Trustee has exercised any remedies under the Indenture, any sums held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due the Indenture Trustee prior to any payments to holders of the Equipment Notes. (Indentures, Section 3.03)

        In the event of a bankruptcy or reorganization of the Company, the right of the Indenture Trustee to repossess or dispose of the Equipment would be subject to the provisions of the Bankruptcy Code applicable to industrial companies generally, and not those provisions applicable to railroads, particularly Section 1168 of the Bankruptcy Code.

        In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the applicable Equipment is owned by the Owner Trustee in trust for the benefit of such Owner Participant, such Equipment and the related Lease and Equipment Notes might become part of the bankruptcy proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Lease and the Equipment subject thereto.

        If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject any or all Leases to which it is a party. In such event, there could be no assurance that the amount of any claim for damages under such Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the applicable Equipment Notes. In any case, rejection of a Lease by the Company or its bankruptcy trustee would not deprive the Indenture Trustee of its security interest in the applicable Units.

MODIFICATION OF INDENTURES AND LEASES

        Without the consent of holders of a majority in unpaid principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Lease and the Participation Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

        Certain provisions of each Lease and Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under the Indenture so long as no Indenture Event of Default shall have occurred and be continuing. In the case of each Lease, such provisions include, among others, provisions relating to (i) rental payments and other payments, except to the extent indicated in clause (a) of the following paragraph, (ii) the maintenance of the Equipment covered by such Lease, modifications to the Units and the return to the Owner Trustee of the Equipment at the end of the term of the Lease and (iii) the renewal of such Lease and the option of the Company at the end of the term of the Lease to purchase any or all of the Equipment subject to such Lease. (Indentures, Section 10.05)

        Without the consent of the holder of each Equipment Note outstanding under an Indenture, no amendment or modification of such Indenture may (a) change the final maturity of, or reduce the principal amount of, or premium, if any, or interest payable on any Equipment Notes issued under such Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal or premium, if any, or interest is due and payable, (b) create any lien with respect to the property subject to the Lien of the Indenture ranking prior to or on a parity with the security interest created by the Indenture, except as permitted in the Indenture, or deprive any holder of any Equipment Note issued under such Indenture of the benefit of the Lien of the Indenture or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of the Indenture or to waive compliance therewith. (Indentures, Section 10.01)

THE LEASES

        Terms and Rentals. The Equipment subject to each Lease will be leased by the Owner Trustee to the Company for a term commencing on the delivery date thereof and expiring on _________, ____, unless previously terminated as permitted by each Lease. The rent payments under each Lease will be payable on _________ and _________ (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on ________, 1996, and will be used to make payments of principal of and interest due on the Equipment Notes issued under the Indenture corresponding to such Lease, which will in turn furnish the funds to be distributed by the Pass Through Trustee to the Certificateholders on ________ and ________ of each year. (Leases, Section 3.2; Indentures,
Section 3.01) The Company has also agreed to pay under each Lease on __________, 1996 such amounts (to the extent not paid by the Owner Participant) as necessary to enable the Indenture Trustee to receive the scheduled payment of principal and interest on the Equipment Notes relating to such Lease. (Leases, Section 3.5) Rental payments that the Company is obligated to make or cause to be made under each Lease will not be less than the scheduled payments of principal of and interest on the Equipment Notes under the Indenture except for the prepayment of principal required to be made as part of a mandatory refinancing of the Equipment Notes held by Pass Through Trust 1995-A2 on the final distribution date for such Pass Through Trust. In certain cases, the semi- annual basic rent payments under a Lease may be adjusted, but, except as described below, under no circumstances will such rent payments be adjusted so as to be less than the corresponding scheduled payments of principal of and interest on the Equipment Notes issued under the Indenture corresponding to such Lease. (Participation Agreements, Section 2.6; Leases, Section 3) The balance of any such semi-annual rent payment under a Lease, after payment of the scheduled principal of, and interest on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to or for the account of the applicable Owner Participant as the beneficial owner of the Equipment covered by the Lease. (Leases, Section 3)

        Net Lease; Modifications. The Company's obligations in respect of the Equipment are those of a lessee under a "net lease." Accordingly, the Company is and will be obligated, at its expense, to pay all costs and expenses of operating the Equipment and to maintain, service and repair the Equipment so as to keep the Units included therein in good operating order, ordinary wear and tear excepted. (Leases, Sections 8 and 19)

        Subject to certain exceptions, the Company will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency or other applicable law. The Company will have the right, at its expense, to make other modifications, alterations and improvements, provided that such modifications do not diminish the value, utility or remaining useful life of such Unit or cause it to become "limited use" property. Severable modifications that are not required by law will remain the property of the Company but may be purchased by the Owner Trustee at fair market value upon termination of the Lease. The Owner Trustee will acquire title to all nonseverable modifications and severable modifications required by law. (Leases, Section 9)

        Sublease; Possession and Use. The Company is in the business of leasing railway tank cars and other railcars to third parties under full-service operating leases. These leases vary in nature based on the needs of the sublessee and the Company. The Company shall have the right to use the Equipment, subject to the applicable Lease, and to sublease the Equipment to any railroad company incorporated in the United States, Canada or Mexico or to any other responsible company which is not a railroad company for use in its business; provided that the Units are used primarily on domestic routes in the United States and that at no time shall more than 20% of the Units be used (as determined by mileage records) outside the continental United States (exclusive of Alaska) during any taxable year in which certain specified events occur; and further provided that if the Company subleases any Units to a sublessee which operates primarily in Mexico, subject to the provisions of each Lease, the Company shall make all registration filings and deposits necessary or advisable under then-current prudent industry practice (including any actions reasonably requested by the Owner Trustee or the Indenture Trustee) to protect the interest of the Owner Trustee under the Lease and the Indenture Trustee under the Indenture corresponding to such Lease. The Company may not sublease any Unit for a term that extends beyond the term of the Lease nor may it sublease any Unit on terms and conditions that are not consistent with the terms of the Lease unless the Company replaces such Unit on or prior to the expiration of the Lease term in accordance with the provisions of the Lease.
No sublease will discharge the Company of its obligations under the Lease. (Leases, Sections 8.2 and 8.3) If any Unit is leased or the possession is otherwise transferred, such Unit will remain subject to the lien of the related Indenture.

        Maintenance. The Company, at its own cost and expense, shall maintain, repair and keep each Unit (i) according to prudent industry practice, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Company in respect of equipment owned or leased by the Company similar in type to such Unit, (iii) in accordance in all material respects with all manufacturers' warranties and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to the Lease and (iv) in compliance in all material respects with all applicable laws and regulations other than those being contested in good faith in any reasonable manner which does not create any risk or danger of (x) material interference with the use, possession, operation or return of any Unit, or materially adversely affecting the rights or interests of the Company and the Indenture Trustee in the Equipment, (y) the imposition of any criminal sanctions on the part of the Owner Trustee, the Indenture Trustee or the Owner Participant, or (z) the release of the Company from the obligation to return the Equipment in compliance with the Lease. (Leases, Section 8)

        Liens. The Equipment will be maintained free of any liens, other than the respective rights of the Owner Participants, the Owner Trustee, the Indenture Trustee, the holders of the Equipment Notes, the Company and any permitted sublessee arising under the Leases, the Indentures, the Participation Agreements and the separate Trust Agreements between the Owner Trustee and the Owner Participants pursuant to which the Owner Trustee acts as trustee for the benefit of the Owner Participants, and other than, in the case of the Equipment, certain limited liens permitted under the Leases and the Indentures, including liens for taxes either not yet due and payable or being contested in good faith (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment or any interest therein), materialmen's, mechanics' and other similar liens arising in the ordinary course of business and either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of the Equipment or any interest therein), judgment liens that are being appealed in good faith and whose enforcement has been stayed pending such appeal, and salvage rights of insurers under insurance policies maintained pursuant to the Lease. (Leases, Section 7)

        Insurance. The Company will at all times prior to the return of the Equipment to the Owner Trustee, at its own expense, cause to be carried and maintained insurance in respect of the Equipment in amounts and against such risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by the Company in respect of similar equipment owned or leased by the Company, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of tank and hopper cars. (Leases, Section 12) The Company does not maintain casualty insurance with respect to the Equipment.

        Termination. So long as no Lease Event of Default or event which, with notice or the lapse of time or both, would become a Lease Event of Default thereunder shall have occurred and be continuing, the Company may, upon at least 120 days prior written notice, terminate each Lease with respect to specific groups of Equipment subject to such Lease (provided that if such termination is for less than all of the Units in any one specific group of Equipment (as set forth in the Leases), the determination as to which Units are subject to termination shall be made by the Company on a random or other reasonable basis without regard to maintenance status or operating condition) (the "Terminated Units"), at its option any time after __________, 2003, if the Company determines in good faith (as evidenced by a certified copy of a resolution adopted by its Board of Directors and a certificate executed by the Chief Financial Officer of the Company) that such Terminated Units have become obsolete or surplus to its requirements for any reason or that any modification required by law to such Terminated Units would be economically impractical. The Company will act as agent for the Owner Trustee in obtaining bids for the Terminated Units and, if the Company succeeds in locating the eventual purchaser of the Terminated Units, the Owner Trustee shall transfer all of its right, title and interest in and to the Terminated Units to the bidder which has submitted the highest cash bid (who may not be the Company or any affiliate of the Company but who may be the Owner Trustee or any affiliate of the Owner Trustee) on the termination date. The net proceeds of such sale shall be paid to the Owner Trustee. If the net proceeds received from such sale are less than the Termination Value for the Terminated Units, the Company shall pay to the Owner Trustee an amount equal to the difference between such proceeds and such Termination Value, together with certain other amounts including, the Make-Whole Amount, if any. All funds to be paid to or deposited with the Owner Trustee as described in this paragraph shall, so long as the Indenture shall not have been discharged, be deposited directly with the Indenture Trustee. Amounts in excess of the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units, the Make-Whole Amount, if applicable, and the then accrued and unpaid interest thereon will be distributed by the Indenture Trustee in accordance with the terms of the Indenture. The lien of the Indenture shall terminate with respect to the Terminated Units after the full Termination Value and any rent due has been received by the Indenture Trustee and, if all amounts due such Owner Participant have also been paid, the Lease with respect to such Terminated Units shall terminate and the obligation of the Company thereafter to make rent payments with respect thereto shall cease. (Leases, Sections 3.6, 10.1, 10.2 and 10.4, Indentures, Section 3.02)

        The Owner Trustee shall have the option to retain the Terminated Units, but it may do so only if the Owner Trustee shall pay, or cause to be paid, to the Indenture Trustee funds in an amount equal to the principal of and accrued interest on the outstanding Equipment Notes with respect to such Terminated Units and, if applicable, an amount equal to the Make-Whole Amount. (Leases, Section 10.3)

        Purchase Options. So long as no Lease Event of Default or event which, with notice or the lapse of time or both, would become a Lease Event of Default thereunder, shall have occurred and be continuing, the Company shall have the right to purchase on ____________, ____ any or all of such Units subject to each Lease at the option prices set forth in the Leases. The Company may exercise its early purchase option in whole or in part by giving written notice to the Owner Trustee at least 90 days prior to the Early Purchase Date. If the Company exercises its early purchase option, a portion of the purchase price shall be used to prepay the Equipment Notes relating to the purchased Units unless the Company elects to assume on a full recourse basis all of the Owner Trustee's obligations in respect of the related Equipment Notes and acquires the purchased Units subject to the lien of the related Indenture. (Leases, Section 22.1) See "Description of the Equipment Notes--Prepayment."

        Events of Loss. If an Event of Loss occurs with respect to a Unit, the Company shall give notice to the Owner Trustee in accordance with the terms of the related Lease and, if the Indenture has not been discharged, to the Indenture Trustee, and shall either (i) pay to the Owner Trustee the Stipulated Loss Value of such Unit or (ii) substitute for such Unit like kind equipment, of equal or greater fair market sales value, utility, remaining economic useful life and residual value as the Unit being replaced (assuming such Unit was in the condition required under the Lease). If the Company elects not to substitute for the applicable Unit, Stipulated Loss Value will be paid on (i) the next Regular Distribution Date following the election by the Company to pay the Stipulated Loss Value of such Unit rather than substitute like kind Equipment or (ii) in the case of the occurrence of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. If the Company elects to substitute for the applicable Unit, it shall so substitute for such Unit on (i) the Rent Payment Date immediately following the date the Company delivers notice of such election or (ii) in the case of the occurrence of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which the Company is required to report such Multiple Loss. All funds to be paid or deposited with the Owner Trustee as described in this paragraph shall, so long as the applicable Indenture shall not have been discharged, be deposited directly with the Indenture Trustee and shall be applied to prepay all or a portion of the Equipment Notes as provided in the Indenture. See "Description of the Equipment Notes-- Prepayment." If the Company pays the Stipulated Loss Value of a Unit subject to an Event of Loss and any rent due, the lien of the Indenture and the Lease relating to such Unit shall terminate with respect to such Unit, title thereto shall be transferred to the Company and the obligation of the Company thereafter to make rent payments with respect thereto shall cease, except for indemnification obligations which otherwise may have accrued. (Leases, Section 11) Amounts in excess of the amounts applied to prepay Equipment Notes in accordance with the Indenture will be distributed by the Indenture Trustee in accordance with the terms of the Indenture.

        An Event of Loss with respect to any Unit shall mean any of the following events: (i) damage or contamination of such Unit which, in the Company's reasonable judgment (as evidenced by an Officers' Certificate to such effect), makes repair uneconomic or renders such Unit unfit for commercial use,
(ii) destruction of such Unit or theft or disappearance thereof for a period exceeding twelve months, (iii) the permanent return of such Unit to the manufacturer pursuant to any patent indemnity provisions, (iv) the taking or appropriating of title to such Unit by any governmental authority under the power of eminent domain or otherwise, (v) the actual or constructive total loss of the Unit, (vi) in the normal course of interstate rail transportation, the Unit shall be prohibited from being used for a continuous period in excess of six months as a result of any rule, regulation, order or other action by the United States government or any agency or instrumentality thereof, (vii) the Unit shall be subject to a sublease with any person which operates primarily outside of the United States and shall not be returned to the Company within 60 days of a demand by the Company for return of such Unit following the termination of such sublease or (viii) the taking or requisitioning of such Unit for use by any governmental authority or any agency or instrumentality thereof under the power of eminent domain or otherwise and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by Mexico or any governmental authority, agency or instrumentality thereof, in which case such period shall be the lesser of the period described above or 365 days). (Leases, Section 11.1)

        Lease Events of Default. Events of default (each, a "Lease Event of Default") under the Lease include, among other things: (a) failure by the Company to make any payment of Basic Rent, any purchase price to be paid by the Company for any Units pursuant to the Lease or the Participation Agreement, Stipulated Loss Value or Termination Value, within 10 Business Days after the same shall have become due, (b) failure by the Company to make any payment of Supplemental Rent, including indemnity or tax indemnity payments, but not including any purchase price to be paid by the Company for any Units pursuant to the Lease or the Participation Agreement, Stipulated Loss Value or Termination Value, after the same shall become due and such failure shall continue unremedied for 10 Business Days after receipt by the Company of written notice of such failure from the Owner Trustee or Indenture Trustee, (c) failure to maintain in effect insurance as required by the Lease, such failure not having been waived, (d) the Company shall make or permit any possession of the Equipment of any portion thereof not permitted by the Lease, provided that such unauthorized possession shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof, or the Company shall make or permit an unauthorized assignment or transfer of the Lease, (e) failure by the Company to observe or perform any of the agreements or covenants relating to the merger, consolidation or transfer of assets of the Company and such failure continues unremedied for 30 days, (f) failure by the Company to perform or observe any other covenant or agreement to be performed or observed by it under any Lessee Agreement (other than the Tax Indemnity Agreement) continuing for a period of 30 days after notice of such failure from the Owner Trustee or the Indenture Trustee, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for a period of 90 days after receipt of such notice so long as the Company is diligently proceeding to remedy such failure, (g) any representation or warranty made by the Company in any Lessee Agreement (other than the Tax Indemnity Agreement) being untrue or incorrect in any material respect at the time made and such untruth or incorrectness continues to be material and unremedied for a period of 30 days after notice thereof or, if such untruth or incorrectness is capable of being remedied, for a period of 60 days after receipt of such notice so long as the Company is diligently proceeding to remedy such untruth or incorrectness and any adverse effects thereof, (h) failure of the Owner Trustee to effect a mandatory refinancing of Equipment Notes held by Pass Through Trust 1995-A2 and (i) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Company. (Leases, Section 14)

        If a Lease Event of Default under a Lease has occurred and is continuing, and such Lease has been declared to be in default, the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease, may exercise one or more of the remedies provided in the Lease with respect to the Equipment subject thereto. These remedies include the right to repossess and use or operate the Equipment to sell or release the Equipment free and clear of the Company's rights and retain the proceeds and to require the Company to pay liquidated damages specified therein. (Leases, Section 15)

THE PARTICIPATION AGREEMENTS

        The Company is required to indemnify each Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee for certain losses and claims and for certain other matters. In addition, the Company is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the applicable Equipment. (Participation Agreements, Section 7) Subject to certain restrictions, each Owner Participant may transfer its beneficial interest in the related owner trust.

        Each Participation Agreement provides that if the Owner Participant or any affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor of the Company or any affiliate of the Company, or any person that has a material interest in an enterprise that engages in a business that is in competition with the Company's full service railcar operating leasing business, the Company may purchase the applicable Equipment for a purchase price equal to the greater of the Termination Value or the then appraised fair market value, each calculated as of the designated Special Distribution Date, plus certain other amounts including, if applicable, the Make-Whole Amount. If the Company elects to exercise its right to purchase the applicable Equipment, unless the Company elects to assume the related Equipment Notes on a full recourse basis, the purchase price shall be used to prepay the related Equipment Notes and the applicable Make-Whole Amount shall be paid. Each Participation Agreement requires the Owner Trustee to effect a refinancing of the Equipment Notes held by Pass Through Trust 1995-A2 on or prior to the final distribution date for the Pass Through Certificates issued thereunder. See "Description of the Equipment Notes--Prepayment." (Participation Agreements, Section 6.9)

        Under each Participation Agreement, the Company will be prohibited from consolidating or merging with or into any other corporation or transferring substantially all of its assets to another corporation unless (a) the successor corporation, if other than the Company, shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative agreements to be performed by the Company, (b) immediately prior to and immediately after giving effect to such transaction, no Lease Event of Default, or event which with notice or the passage of time or both would become a Lease Event of Default, shall have occurred, whether as a result of such transaction or otherwise, and (c) the Company shall have made all filings necessary or appropriate in the reasonable opinion of the Owner Trustee and the Indenture Trustee in order to preserve and protect the rights of the Owner Trustee under the related Lease and of the Indenture Trustee under the related Indenture. (Participation Agreements, Section 6.8)


                            DESCRIPTION OF THE ETCS

        The Company ETCs are to be issued under and pursuant to the provisions of the Company Trust Agreement between the Company and ____________ ___________________________________, as trustee, creating Union Tank Car
Company Equipment Trust (Series 25) (the "Company Trust"). The Procor ETC is to be issued under and pursuant to the provisions of the Procor Trust Agreement between Procor and ______________________________________ __________, as
trustee, creating Procor Limited Equipment Trust (Series 25-Can) (the "Procor Trust"). The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the ETCs and the Trust Agreements. Citations to the relevant sections of the Trust Agreements appear below in parentheses.

ISSUANCE

        The Company ETCs will be limited to $___________ aggregate principal amount, and the Procor ETC will be limited to $____________ aggregate principal amount. The Company ETCs and the Procor ETC will be issued against the deposit with the Equipment Trust Trustee by the Pass Through Trustee of like amounts of Deposited Cash. The Company ETCs will represent an interest equal to its principal amount in the Company Trust, and the Procor ETC will represent an interest equal to its principal amount in the Procor Trust.

PAYMENT OF PRINCIPAL AND INTEREST

        The ETCs, which will not amortize as to principal, mature on __________, 20__. Interest will be payable on the unpaid principal amount of the ETCs at the rate of ___% per annum on __________ and __________ of each year, commencing ____________, 1996. (Section 2.02)

GUARANTIES

        The Company will fully and unconditionally guarantee (i) the payment as and when due of the principal of and interest on the Company ETCs and (ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement. For a description of the Company guarantee of Procor's obligations under the Procor Trust Agreement, see "Description of the Equipment Trust Pass Through Certificates--Guarantee." Procor will fully and unconditionally guarantee the payment as and when due of the principal of and interest on the Procor ETC.

REDEMPTION

        The ETCs are not redeemable prior to maturity.

SECURITY

        The Company Trust Agreement will provide for the sale by the Company to the Equipment Trust Trustee of railway tank cars and other rail cars of the types used in the Company's business having an estimated cost of approximately $26,026 (133-1/3% of the aggregate principal amount of the Company ETCs). (Section 3.01) The Procor Trust Agreement will provide for the sale by Procor to the Equipment Trust Trustee of railway tank cars and other rail cars of the types used in Procor's business having an estimated cost of approximately $15,077,000 (133-1/3% of the aggregate principal amount of the Procor ETC). (Section 3.01) None of the Equipment to be initially subject to the Company Trust or the Procor Trust will have been in use prior to ____________ or __________, respectively. For the purpose of determining the cost of any unit of Equipment built by the Company or Procor, so-called "car builder's cost" (which includes direct cost of labor, material and overhead, but excludes any manufacturing profit) will be used; otherwise the actual cost to the Company or Procor will be used. (Sections 1.01) Of the Equipment which the Company and Procor initially propose to subject to the Company Trust and the Procor Trust, all of the railway tank cars have been or will be built either by the Company or Procor, and all of the other rail cars have been built by other manufacturers.

        When and as any of the Trust Equipment shall be delivered to the Equipment Trust Trustee, the Equipment Trust Trustee will pay to the Company or Procor, as applicable, out of Deposited Cash an amount which will not exceed 75% of the aggregate cost (without deduction for depreciation) of such Trust Equipment, and the balance of the cost will be paid by the Equipment Trust Trustee from advance rentals paid to the Equipment Trust Trustee by the Company or Procor, as applicable. (Sections 3.01, 3.02, 3.03) Until so paid out, Deposited Cash and other funds held by the Equipment Trust Trustee pending delivery to it of Trust Equipment may be invested, at the risk of the Company or Procor, as applicable, in direct obligations of the United States, in certain obligations guaranteed by the United States, in certificates of deposit or time deposits or in prime commercial paper. (Sections 1.01, 8.04)

        The Trust Agreements will contain provisions requiring the Company and Procor to cause such agreements and each supplement thereto, promptly after the execution and delivery thereof, to be recorded with the Interstate Commerce Commission and the Registrar General of Canada. In addition, the Company and Procor will be required to take similar actions in all other jurisdictions required by law or reasonably requested by the Equipment Trust Trustee for the purposes of proper protection of the Equipment Trust Trustee's title to the Trust Equipment subject thereto and the rights of the holders of the ETCs; provided, however, that the Company and Procor shall not be required to so record in any jurisdiction if (1) in the opinion of the Company or Procor, as applicable, such recording would be unduly burdensome, and (2) after giving effect to such failure to record, the Company or Procor, as applicable, has taken all action required by law to protect the title of the Equipment Trust Trustee to Trust Equipment subject to the Company Trust or the Procor Trust having a value (defined as the greater of (a) the actual value of such Trust Equipment and (b) the cost thereof less 1/20th of such cost for each year the Trust Equipment has been in use) of not less than 90% of the value of all such Trust Equipment. (Section 6.04)

        The Company Trust Agreement will provide for the lease to the Company of all the Trust Equipment subject to such agreement for a period commencing on _______________, ___________ with respect to Trust Equipment sold to the Equipment Trust Trustee on such date and on the date (which shall be not later than December __, 1995) on which the other Trust Equipment is sold to the Equipment Trust Trustee and ending _________ ____________. The rent and other amounts payable by the Company will be sufficient to enable the Equipment Trust Trustee to pay when due the principal of and interest on the Company ETCs, as well as all the expenses of the Company Trust and certain other charges. At the termination of the lease and after all payments due or to become due from the Company under the Company Trust Agreement shall have been fully made, such payments shall be applied and treated as purchase money as the full purchase price of the Trust Equipment, and title to all Trust Equipment held in the Company Trust shall vest in the Company. (Sections 4.01, 4.04, 4.05)

        The Procor Trust Agreement will provide for the conditional sale to Procor of all the Trust Equipment subject to such agreement and will obligate Procor to make payments to the Equipment Trust Trustee during the period commencing on _______________, _____ and ending _________ ____. The payments in respect of the purchase of the Trust Equipment and other amounts payable will be sufficient to enable the Equipment Trust Trustee to pay when due the principal of and interest on the Procor ETC, as well as all the expenses of the Procor Trust and certain other charges. After all payments due or to become due from Procor under the Procor Trust Agreement shall have been fully made, such payments shall be deemed to represent payment of the full purchase price for Procor's purchase of the Trust Equipment, and title to all Trust Equipment held in the Procor Trust shall vest in Procor. (Sections 4.01, 4.04, 4.05)

        Each Trust Agreement will permit the possession and use of the Trust Equipment in the Company's or Procor's business, as applicable, including the sublease thereof to others subject to the terms and conditions of such equipment trust agreement. (Section 4.09)

        The Trust Equipment subject to the Company Trust Agreement will not secure the payment of the Procor ETC, and the Trust Equipment subject to the Procor Trust Agreement will not secure the payment of the Company ETCs. The Trust Equipment subject to the Company Trust Agreement will secure the Company ETC issued on _____________, ____ as well as the Company ETC to be issued not later than December __, 1995, and a default under either Company ETC will constitute a default under the other Company ETC.

MAINTENANCE, RELEASE AND SUBSTITUTION OF TRUST EQUIPMENT

        The Company and Procor will be required to maintain and keep the relevant Trust Equipment in good order and proper repair unless and until it becomes worn out, unsuitable for use, lost or destroyed (a "Casualty Occurrence"). The Trust Agreements will provide that, whenever Trust Equipment having a value of $250,000 shall have suffered a Casualty Occurrence, the Company or Procor, as applicable, shall either deposit with the Equipment
Trust Trustee an amount in cash equal to the value of such Trust Equipment as of the date of the Casualty Occurrence or convey to the Equipment Trust Trustee units of Equipment with a value at least equal to the value of such Trust Equipment as of the date of the Casualty Occurrence. (Section 4.08)

        Each Trust Agreement will provide that if the aggregate cost of the Trust Equipment initially delivered to the Equipment Trust Trustee by the Company or Procor, as applicable, shall exceed 133-1/3% of the aggregate principal amount of the relevant Company ETC or the relevant Procor ETC, the Equipment Trust Trustee, upon request of the Company or Procor, as applicable, shall release Trust Equipment from the Company Trust or the Procor Trust, as applicable, having an aggregate cost of not more than the amount of such excess. (Section 3.01)

        Each Trust Agreement will provide for the release by the Equipment Trust Trustee of any Trust Equipment upon request of the Company or Procor, as applicable, and upon (a) the conveyance to the Equipment Trust Trustee of other Equipment (irrespective of when first put into use) of value not less than the value of the Trust Equipment to be released or (b) the payment to the Equipment Trust Trustee of cash in an amount not less than the value of the Trust Equipment to be released. Any cash so deposited (and any cash deposited as provided in the second preceding paragraph) will be paid over by the Equipment Trust Trustee to the Company or Procor, as applicable, against the conveyance to the Equipment Trust Trustee of additional Equipment having a value not less than the amount of cash to be paid over. (Sections 4.03, 4.07)

INFORMATION CONCERNING THE EQUIPMENT TRUST TRUSTEE

        ____________________________________________________ will be the
Equipment Trust Trustee under each Trust Agreement. __________________ __________________________ will also be the Pass Through Trustee and the Indenture Trustee. See "Description of the Pass Through
Certificates--Information Concerning the Pass Through Trustee."

EQUIPMENT TRUST DEFAULTS AND PROVISIONS RELATING THERETO

        Equipment Trust Defaults will be defined in each Trust Agreement as being: default for more than 10 Business Days in the payment of any rental payable under the Company Trust Agreement or any amount payable under the Procor Trust Agreement; any unauthorized assignment or transfer of the Company's or Procor's rights under such Trust Agreement, continuing as provided therein; any unauthorized transfer, sublease or parting with the possession of any of the Trust Equipment, continuing as provided therein; any failure or refusal to perform any other covenant in such Trust Agreement for the shorter of (i) 60 days after the Equipment Trust Trustee shall have demanded in writing such performance and (ii) 30 days after the Company or Procor has knowledge of any such failure; certain events of bankruptcy; or the termination of the lease provided for in the Company Trust Agreement or the security interest provided for in the Procor Trust Agreement by operation of law or by the Equipment Trust Trustee in the event of any unauthorized assignment or transfer of the Company's or Procor's rights under such equipment trust agreement or any unauthorized transfer or sublease of any of the Trust

Equipment. (Section 5.01) The appointment of a receiver or trustee in bankruptcy or reorganization for the Company or Procor or for their respective property will be deemed to be an unauthorized assignment if, prior to the exercise of the remedies of the Equipment Trust Trustee under such Trust Agreement, such receiver or trustee shall not be discharged or duly assume the Company's or Procor's obligations under such Trust Agreement. (Section 4.09) In addition, (i) the Company Trust Agreement provides that a failure by the Company to perform in respect of its guarantee of the due and punctual distribution to Certificateholders of principal and interest payable in respect of the Procor ETC and the due and punctual performance by Procor of its obligations under the Procor Trust Agreement will constitute an Equipment Trust Default under the Company Trust Agreement, and (ii) the Procor Trust Agreement provides that certain events of bankruptcy of the Company will constitute an Equipment Trust Default under the Procor Trust Agreement. Each Trust Agreement will provide that the Equipment Trust Trustee shall promptly after the occurrence of any Equipment Trust Default thereunder known to it, give to the holders of the Company ETCs or the Procor ETC, as applicable, notice of the occurrence thereof. However, unless such default is the failure to make payments in respect of the principal of or interest on an ETC, the Equipment Trust Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the defaulted ETC. (Section 5.07)

        In the event of the bankruptcy or reorganization of the Company, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to the Company Trust Agreement would be subject to the provisions of the Bankruptcy Code of 1978, as amended, applicable to industrial companies generally, and not those provisions applicable to railroads, particularly
Section 1168 thereof. In the event of the bankruptcy or reorganization of Procor, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to the Procor Trust Agreement would be subject to the provisions of the Canadian federal Bankruptcy and Insolvency Act and the Companies' Creditors Arrangement Act and applicable provincial legislation which governs the manner in which creditors can enforce interests in the assets of a debtor.

        Upon the happening of an Equipment Trust Default, the Equipment Trust Trustee or the holders of not less than a majority in aggregate principal amount of the outstanding Company ETCs or Procor ETC, as applicable, may declare the principal thereof and all accrued interest thereon to be due and payable. (Section 5.01) Subject to certain conditions, however, any such declaration may be rescinded by the holders of a majority in principal amount of the outstanding Company ETCs or the Procor ETC upon payment of all sums then due otherwise than by acceleration. Prior to such declaration, the holders of a majority in principal amount of the outstanding Company ETCs or the Procor ETC may waive any past Equipment Trust Default, except an Equipment Trust Default in the payment of rentals or conditional sale payments due in respect of the principal of or interest on the Company ETCs or the Procor ETC.
(Section 5.04)

        The right of any holder of the Company ETCs or the Procor ETC to institute action for any remedy under the Company Trust Agreement or the Procor Trust Agreement (except his right to enforce payment of the principal of and interest on the Company ETCs or the Procor ETC when due if such enforcement will not impair the Equipment Trust Trustee's title to the Trust Equipment) will be subject to certain conditions precedent, including a written request by the holders of not less than a majority in principal amount of the outstanding Company ETCs or the Procor ETC to the Equipment Trust Trustee to take action, and an offer to the Equipment Trust Trustee of reasonable indemnification against liabilities incurred by it in so doing. (Section 5.09)

        The Company Trust Agreement and the Procor Trust Agreement will require the annual filing by the Company and Procor, respectively, with the Equipment Trust Trustee of a certificate as to the absence of default and as to compliance with the terms of the relevant equipment trust agreement. (Section 4.08)

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion by the Company of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. This summary is based on laws, regulations, rulings and court decisions now in effect, all of which are subject to change by legislative, administrative or judicial action, which change may be retroactive. The statements of law and legal conclusions contained herein are based on the opinion of Neal Gerber & Eisenberg, counsel to the Company. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, banks, tax exempt organizations, insurance companies or foreign investors) may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, the imposition of which could significantly reduce the amounts available for distribution to the Certificate Owners. For purposes of this "Certain Federal Income Tax Consequences" section, the terms "Pass Through Certificate" and "Certificate" also refer to an indirect interest in a Pass Through Certificate held by a Certificate Owner.

GENERAL

        Based upon an interpretation of analogous authorities under currently applicable law, neither Pass Through Trust will be classified as an association taxable as a corporation, but rather each will be classified as a grantor trust for purposes of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner of each Pass Through Trust will be treated as owning a pro rata undivided interest in each of the Equipment Notes and, in the case of Pass Through Trust 1995-A2, the ETCs and the Procor ETC, and any other property held in such Pass Through Trust.

        The Company believes that each Certificate Owner of a Pass Through Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and, in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, and any other property in such Pass Through Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee. A Certificate Owner using the accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee, whichever is earlier. The Company believes that the Make-Whole Amount described under "Description of the Equipment Notes--Prepayment" should be taxed as contingent interest when it becomes fixed and unconditionally payable.

        A purchaser of a Pass Through Certificate should be treated as purchasing an interest in each Equipment Note and, in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, and any other property in the Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among the related Equipment Notes, ETCs and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. The Company believes that when each Pass Through Trust has acquired all the Equipment Notes and, in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC, the purchase price paid for a Pass Through Certificate by an original purchaser of such certificate will be allocated among the Equipment Notes and, in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC in such Pass Through Trust in proportion to their respective purchase prices.

SALES OF PASS THROUGH CERTIFICATES

        A Certificate Owner that sells or exchanges a Pass Through Certificate will recognize gain or loss (in the aggregate) equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized (except to the extent attributable to accrued interest, which would be taxable as interest income). Subject to the market discount provisions of the Code (described below), if the Certificate Owner held such Pass Through Certificate as a capital asset, any such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (but only to the extent the Pass Through Trust also held the underlying Equipment Notes and in the case of Pass Through Trust 1995-A2, the Company ETCs and the Procor ETC for more than one year). Any long term capital gains realized on a sale or exchange of Pass Through Certificates will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at their applicable marginal rate for capital gains. Any capital losses realized generally will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

ORIGINAL ISSUE DISCOUNT

        It is anticipated that neither the Equipment Notes, the Company ETCs nor the Procor ETC will be issued with original issue discount.

MARKET DISCOUNT

        A subsequent purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note, Company ETC or Procor ETC held, as the case may be, in a Pass Through Trust at a "market discount" to the extent the remaining aggregate principal amount of such Equipment Note, Company ETC or Procor ETC exceeds the Certificate Owner's tax basis allocable to such Equipment Note, Company ETC or Procor ETC, provided such excess exceeds a prescribed de minimis amount. If such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules of Section 1276 of the Code with regard to its interest in such Equipment Note, Company ETC or Procor ETC.

        In the case of a sale or other disposition of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or other disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held.

        In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

        Market discount generally accrues under either a straight line method or, at the election of the taxpayer, a constant interest rate method. However, in the case of installment obligations (such as certain of the Equipment Notes), determination of the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) by treating as accrued market discount an amount equal to total remaining market discount times a fraction, the numerator of which is the amount of stated interest paid in the accrual period and the denominator of which is the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

        Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

        A taxpayer may elect to include market discount in gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

PREMIUM

        A Certificate Owner will generally be considered to have acquired an interest in an Equipment Note, Company ETC or Procor ETC held, as the case may be, in a Pass Through Trust at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining aggregate principal amount of the Equipment Note, Company ETC or Procor ETC allocable to such interest. In that event, a Certificate Owner who holds a Pass Through Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificate Owner's tax basis in its interest in the Equipment Note, Company ETC or Procor ETC. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations (such as certain of the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see the discussion above).

        In the case of obligations that may be called at a premium prior to maturity (such as the Equipment Notes), amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any amortizable premium.

BACKUP WITHHOLDING

        Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reponing procedures or is an exempt recipient under
Section 6049(b) (4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax.


                       CERTAIN CANADIAN TAX CONSEQUENCES

        In the opinion of Osler, Hoskin & Harcourt, Canadian counsel for the Company and Procor, the following is, as of the date hereof, a fair and accurate summary of the principal Canadian federal income tax consequences to a Certificate Owner who is a non-resident of Canada and who purchased Pass Through Certificates in connection with this offering. This summary is based on the current provisions of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder, counsel's understanding of the current administrative practices published by Revenue Canada, Taxation, and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular Certificate Owner.

        The payment by Procor of interest and principal on the Procor ETC to the Pass Through Trustee of Pass Through Trust 1995-A2 will be exempt from Canadian withholding tax. Also, the payment by such Pass Through Trustee of interest and principal on the Pass Through Certificates, Series 1995-A2 to a Certificate Owner will be exempt from Canadian withholding tax for a Certificate Owner who is a non-resident of Canada and with whom the Company and Procor deals at arm's length within the meaning of the Tax Act at the time of making the payment. For the purposes of the Tax Act, related persons (as therein defined) are deemed not to deal at arm's length, otherwise it is a question of fact whether persons not related to each other deal at arm's length.

        No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of the Procor ETC, or the receipt of interest thereon, by the Pass Through Trustee of Pass Through Trust 1995-A2. No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of the Pass Through Certificates, Series 1995-A2 or the receipt of interest thereon by Certificate Owners who are non-residents of Canada for purposes of the Tax Act at any time during which they hold Pass Through Certificates and who do not use or hold and are not deemed by such laws to use or hold the Pass Through Certificates in carrying on business in Canada for the purposes of the Tax Act, except that in certain circumstances Certificate Owners who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.


                          CERTAIN _____________ TAXES

        The Pass Through Trustee is a ____________________________ with its principal corporate trust office in ____________. _________________ ______________, counsel to _________________, has advised the Company that, in its opinion, under currently applicable law, assuming that neither Pass Through Trust is taxable as a corporation, but, rather, each is classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, (i) neither Pass Through Trust will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of _____________ or any political subdivision thereof, (ii) Certificate Owners who are not residents of or otherwise subject to tax in ____________ will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of ____________ or any political subdivision thereof solely as a result of purchasing, holding (including receiving payments with respect to) or disposing of a Pass Through Certificate, except to the extent the Indenture Trustee forecloses on the Equipment and any of the Equipment is located in ____________ or (iii) the Equipment Trust Trustee forecloses on the Trust Equipment and any of the Trust Equipment is located in ___________ or to the extent the Indenture Trust, the Company Trust, the Procor Trust or the Pass Through Trust, as applicable, engages in business in ____________ as a result of such foreclosure. Neither of the Pass Through Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, the imposition of which on a Pass Through Trust could reduce the amounts available for distribution to the Certificate Owners of such Pass Through Trust. In general, should a Certificate Owner or a Pass Through Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.


                              ERISA CONSIDERATIONS

        Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(33) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. Any Plan that purchases a Pass Through Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act.

        The United States Department of Labor has granted to each of Salomon Brothers Inc and Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 89-89, Exemption Application No. D-6446, et al. 54 Fed. Reg. 42,589 (1989) as amended, 55 Fed. Reg. 48,939 (1990)) and
Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20, 548 (1990) (collectively, the "Exemptions") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in certain pass through trusts, the assets of which consist of secured credit instruments that bear interest, including qualified equipment notes secured by leases. A number of conditions must be satisfied in order for the Exemptions to apply, including the requirement that at the time of their purchase by a Plan the Pass Through Certificates have a specified credit rating. Under the Exemptions an equipment note secured by a lease will be considered qualified only if it is a note (a) which is secured by equipment which is leased, (b) which is secured by the obligation of the lessee to pay rent under the equipment lease and (c) with respect to which the trust's security interest is at least as protective of the rights of the trust as the trust would have if the equipment note were secured only by the equipment and not by the lease.

        It is not clear whether the Exemptions apply to participant directed plans described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but not Title I of ERISA, such as individual retirement plans and certain plans for self-employed individuals. In addition, there are various other terms and conditions to the applicability of the Exemptions. Accordingly, each fiduciary of a Plan should independently determine if its purchase of a Pass Through Certificate will require an exemption, and if so, whether the Exemptions apply to the purchase, or whether any other prohibited transaction exemption is available.

        In addition, there are various other terms and conditions to the applicability of the Exemptions. Accordingly, each fiduciary of a Plan should independently determine if its purchase of a Pass Through Certificate will require an exemption, and if so, whether the Exemptions apply to the purchase, or whether any other prohibited transaction exemption is available.


                                  UNDERWRITING

        Under the terms of and subject to the conditions contained in an Underwriting Agreement dated the date hereof, Salomon Brothers Inc and Morgan Stanley & Co. Incorporated (the "Underwriters") have agreed to purchase from the Pass Through Trustee the entire $_____________ aggregate principal amount of Pass Through Certificates.

        The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Pass Through Certificates is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Pass Through Certificates to be purchased by them if any are taken.

        The Underwriters propose to offer all or part of the Pass Through Certificates directly to the public at the public offering prices per Pass Through Certificate set forth on the cover page of this Prospectus and may offer a portion of the Pass Through Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below. The Underwriters may allow, and such dealers may reallow, concessions not in excess of the amounts set forth below to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

Pass Through Certificate     Concessions to Dealers     Reallowance Concessions
-------------------------    ----------------------     -----------------------
1995-A1 . . . . . . . . .
1995-A2 . . . . . . . . .

        The Company and Procor have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company and Procor against certain liabilities, including liabilities under the Securities Act.

        The Company and Procor do not intend to apply for listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations.
The Underwriters are not obligated, however, to make a market in the Pass Through Certificates and any such market making may be discontinued at any time at the sole discretion of either Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.


                                 LEGAL OPINIONS

        The validity of the Pass Through Certificates is being passed upon for the Company by Neal Gerber & Eisenberg, Chicago, Illinois, and for the Underwriters by Mayer, Brown & Platt, New York, New York. Both Neal Gerber & Eisenberg and Mayer, Brown & Platt will rely on the opinion of ______________________________________________________________ as to matters relating to the authorization, execution, authentication, issuance and delivery of the Pass Through Certificates under the Agreements.


                                    EXPERTS

        The consolidated financial statements of Union Tank Car Company included in its Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

        The following is a glossary of certain terms used in this Prospectus. The definitions of terms used in this glossary that are also used in the Agreements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein.

        "Agreement" means each of the two separate Pass Through Trust Agreements by and among _________________________________________________ as
Pass Through Trustee, the Company and Procor, pursuant to which the two separate Union Tank Car Company 1995-A Pass Through Trusts will be formed.

        "Basic Rent" means, with respect to any Unit, all scheduled rent payable by the Company pursuant to each Lease.

        "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, the city and state (if different from the foregoing) in which the principal corporate trust office of the Owner Trustee is located, or, until the lien of the Indenture has been discharged, the city and state (if different from the foregoing) in which the principal corporate trust office of the Indenture Trustee is located.

        "Certificate Account" means the one or more accounts established and maintained pursuant to an Agreement for the benefit of the Certificateholders of such Pass Through Trust, for the deposit of payments representing Scheduled Payments on the Equipment Notes, Company ETCs and the Procor ETC held in such Pass Through Trust.

        "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

        "Certificateholder" means any holder of a Pass Through Certificate.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company ETCs" means the equipment trust certificates issued pursuant to the Company Trust Agreement.

        "Company Trust Agreement" means the equipment trust agreement between the Company and _____________________________________________, as trustee.

        "ETCs" means the Company ETCs and the Procor ETC.

        "Equipment Cost" means the cost to an Owner Trust of Equipment purchased by it from the Company.

        "Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures and Indenture Supplements.

        "Equipment Trust Default" means each of the events designated as an "Event of Default" in the Company Trust Agreement or the Procor Trust Agreement.

        "Equipment Trust Trustee" means
_________________________________________ in its capacity as trustee under each
Trust Agreement, and its successors and assigns thereunder.

        "Event of Default" means, with respect to an Agreement, the occurrence and continuance of an Indenture Default under one or more of the Indentures.

        "Event of Loss" means each of the events designated as such in a Lease.

        "Indenture" means each of the ____ separate Trust Indenture and Security Agreements to be entered into with respect to certain designated groups of Equipment between an Owner Trustee and the Indenture Trustee and pursuant to which such Owner Trustee will issue the Equipment Notes with respect to such groups of Equipment, as such Trust Indenture and Security Agreements may from time to time be amended or supplemented.

        "Indenture Default" means each of the events designated as an "Indenture Event of Default" in an Indenture. For a description of certain events constituting Indenture Defaults, see "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver."

        "Indenture Trustee" means
________________________________________________, in its capacity as indenture trustee under each Indenture, and its successors and assigns thereunder.

        "Lease" means each of the ____ separate Lease Agreements to be entered into with respect to the Equipment subject thereto between an Owner Trustee and the Company, as such Lease Agreements may from time to time be amended or supplemented.

        "Lease Default" means any event which, with notice or the passage of time or both, would become a Lease Event of Default.

        "Lease Event of Default" means each of the events designated as an event of default in a Lease. For a description of certain events constituting Lease Events of Default, see "Description of the Equipment Notes--The Leases--Lease Events of Default."

        "Owner Participant" means the owner participant for whose benefit an Owner Trustee owns Equipment leased to the Company pursuant to a Lease and its permitted successors and assigns.

        "Owner Trustee" means _________________________________________, not in its individual capacity but solely as trustee of ____ separate owner trusts, each for the benefit of an Owner Participant, its successors and assigns.

        "Participation Agreement" means each of the ____ separate Participation Agreements to be entered into in connection with the leveraged lease financing of the Equipment, as such Participation Agreements may from time to time be amended or supplemented.

        "Pass Through Certificate" means each of the Pass Through Certificates, Series 1995-A to be issued by the Pass Through Trustee pursuant to the Agreements.

        "Pass Through Trust" means each of two separate Union Tank Car Company 1995-A Pass Through Trusts to be formed pursuant to the Agreements.

        "Pass Through Trustee" means
__________________________________________________, in its capacity as Pass
Through Trustee under each Agreement, and each other person which may from time to time act as successor Pass Through Trustee under such Agreement.

        "Permitted Investment" means each of (i) direct obligations of the United States of America and agencies thereof, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, having general obligations rated at least A1 by Moody's Investors Service, Inc. or A+ by Standard & Poor's Corporation (but excluding any new investment as to which there is a public announcement by the rating agency providing a rating thereon that such rating is under consideration for a possible downgrade below A1 or A+, as the case may be), including the Owner Trustee in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met, (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii), (v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (vi) commercial paper of companies having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America),
(vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of any bank, trust company or national banking association described in clause (iii), (viii) Canadian Treasury Bills fully hedged to U.S. dollars, (ix) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds; provided that, at the time of their purchase, such obligations are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America), and (x) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in the highest rating category by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that no investment shall be eligible as and included within the definition of the term "Permitted Investment" unless either (x) the final maturity or date of return of such investment is equal to one year or less from the date of purchase thereof or (y) in the case of any investment referred to in the foregoing clause (i) or (ii) only, such investment has a final maturity or date of return greater than one year from the date of purchase thereof and closing prices on a national securities exchange or bid and asked prices, closing prices or yields to maturity for such investment are reported in The Wall Street Journal (or if The Wall Street Journal is not at the time published or ceases to report such prices, such prices are reported by any other publication of nationally recognized standing of general circulation in New York City).

        "Pool Balance" means, for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Equipment Notes, and in the case of Pass Through Trust 1995-A2 the Company ETCs and the Procor ETC, held in such Pass Through Trust plus any amounts in respect of principal on such Equipment Notes, Company ETCs and the Procor ETC held, as the case may be, by the Pass Through Trustee and not yet distributed plus any proceeds of the sale of the Pass Through Certificates held in the Pass Through Trust and not yet used to purchase Equipment Notes, or in the case of Pass Through Trust 1995-A2 Company ETCs. The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, of the Equipment Notes, Company ETCs and the Procor ETC, as the case may be, and distribution thereof to be made on that date.

        "Pool Factor" means, for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, if any, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of Pass Through Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes, and in the case of Pass Through Trust 1995-A2 the Company ETCs and the Procor ETC held in such Pass Through Trust and distribution thereof to be made on that date.

        "Procor ETC" means the equipment trust certificate issued pursuant to the Procor Trust Agreement.

        "Procor Trust Agreement" means the equipment trust agreement between Procor and ________________________________________________________ __, as
trustee.

        "Record Date" means the fifteenth day preceding a Regular Distribution Date or Special Distribution Date.

        "Registrar" shall have the meaning specified in Section 2.3 of the Indenture.

        "Regular Distribution Date" means __________ and ____________ of each year, commencing ____________, 1995.

        "Scheduled Payment" means each payment of principal of or interest on an Equipment Note, and in the case of Pass Through Trust 1995-A2 a Company ETC or the Procor ETC, scheduled to be received by the Pass Through Trustee on ____________ or ____________ of each year, commencing ____________, 1996 until the final distribution date for the relevant Pass Through Trust, which payment represents the payment of principal at stated maturity of, or the scheduled payment or prepayment of principal of, such Equipment Note, Company ETC or Procor ETC, or the regularly scheduled payment of interest accrued on such Equipment Note, Company ETC or Procor ETC.

        "Special Distribution Date" means each day on which a Special Payment will be distributed as specified in the Prospectus.

        "Special Payment" means any payment of principal, Make-Whole Amount, if any, and interest received by the Pass Through Trustee on account of the prepayment, if any, of the Equipment Notes (or portion thereof) held in a Pass Through Trust; any payment received by the Pass Through Trustee following an Indenture Default in respect of the Equipment Notes, Company ETCs or the Procor ETC held in a Pass Through Trust, including payments received by the Pass Through Trustee on account of the purchase by the applicable Owner Trustee of such Equipment Notes; payments received by the Pass Through Trustee on account of the sale by it of such Equipment Notes, Company ETCs or the Procor ETC; and any return of escrowed funds which have not been used to purchase Equipment Notes, Company ETCs or the Procor ETC plus any payment of amounts received by the Pass Through Trustee representing interest that would have been paid on such escrowed funds had Equipment Notes, Company ETCs or the Procor ETC been purchased with such escrowed funds.

        "Special Payment Account" means the one or more accounts established and maintained pursuant to the Agreement and for the benefit of the Certificateholders of such Pass Through Trust, for the deposit of payments representing Special Payments.

        "Specified Investments" means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee, in their respective individual capacities if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating of A-1/P-1 or better assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) and (v) repurchase agreements with any financial institution having a combined capital and surplus of at least

$750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided, however, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided, further, that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment occurs no later than December __, 1995.

        "Stipulated Loss Value" means, as to a Unit, the amount payable under a Lease upon the occurrence of an Event of Loss with respect to such Unit subject to such Lease.

        "Termination Value" means, as to a Unit, the amount required to be received by an Owner Trustee under a Lease following certain early terminations of such Lease with respect to such Unit.

        "Trust Agreements" means the Company Trust Agreement and the Procor Trust Agreement.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
         SOLICITATION.        _________________

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . .   2

REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE   . . . . . . . . .   2

DOCUMENTS INCORPORATED BY REFERENCE  . . . . . . . . . . . . . .   2

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

FORMATION OF THE PASS THROUGH TRUSTS   . . . . . . . . . . . . .  13

DESCRIPTION OF PAYMENT FLOWS   . . . . . . . . . . . . . . . . .  14

USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . .  16

THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .  18

CAPITALIZATION   . . . . . . . . . . . . . . . . . . . . . . . .  19

SELECTED FINANCIAL INFORMATION   . . . . . . . . . . . . . . . .  20

DESCRIPTION OF THE PASS THROUGH CERTIFICATES   . . . . . . . . .  22

DESCRIPTION OF THE EQUIPMENT NOTES   . . . . . . . . . . . . . .  35

DESCRIPTION OF THE ETCS  . . . . . . . . . . . . . . . . . . . .  48

CERTAIN FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . .  53

CERTAIN CANADIAN TAX CONSEQUENCES  . . . . . . . . . . . . . . .  56

CERTAIN _____________ TAXES  . . . . . . . . . . . . . . . . . .  56

ERISA CONSIDERATIONS   . . . . . . . . . . . . . . . . . . . . .  57

UNDERWRITING   . . . . . . . . . . . . . . . . . . . . . . . . .  58

LEGAL OPINIONS   . . . . . . . . . . . . . . . . . . . . . . . .  58

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

GLOSSARY OF CERTAIN TERMS  . . . . . . . . . . . . . .    Appendix I

                            _____________________

UNTIL _______, 1995 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE PASS THROUGH CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               $123,100,000





         UNION TANK CAR COMPANY
         1995-A PASS THROUGH
         TRUSTS





         PASS THROUGH CERTIFICATES,
         SERIES 1995-A




                 SALOMON BROTHERS INC

                 MORGAN STANLEY & CO.
                                 INCORPORATED

         PROSPECTUS

         DATED ___________, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the offering described in this Registration Statement:

  Securities and Exchange Commission registration fee   . . . . . .           $46,552
  Blue Sky filing and counsel fees  . . . . . . . . . . . . . . . .               *
  Trustees' fees and expenses   . . . . . . . . . . . . . . . . . .               *
  Printing expenses   . . . . . . . . . . . . . . . . . . . . . . .               *
  Auditors' fees and expenses   . . . . . . . . . . . . . . . . . .               *
  Attorneys' fees and expenses  . . . . . . . . . . . . . . . . . .               *
  Rating agency fees  . . . . . . . . . . . . . . . . . . . . . . .               *
  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . .               *
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . .            $  *
                                                                                =====

--------------------------

*   To be provided by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, Article Sixth of the Company's Restated Certificate of Incorporation and Article VIII of the Company's By-Laws authorize and empower the Company to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the pan of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

         Section 124 of the Canada Business Corporations Act and Section 33 of By-law 15 of Procor authorize and empower Procor to indemnify its directors and officers against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Procor, if he acted honestly and in good faith with a view to the best interests of Procor and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if he had reasonable grounds for believing that his conduct was lawful.

         Reference is made to Section 8 of the form of Underwriting Agreement filed as Exhibit I hereto for provisions regarding indemnification of the Company and Procor and their respective officers, directors and controlling persons against certain liabilities.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENTS

1        --        Form of Underwriting Agreement.

EXHIBIT
NUMBER             DESCRIPTION OF DOCUMENTS
---------          ------------------------
4(a)(1)  --        Form of Pass Through Trust Agreement between the Pass Through
                   Trustee and the Company relating to the Pass Through
                   Certificates.

4(a)(2)  --        Form of Pass Through Trust Agreement among the Pass Through
                   Trustee, the Company and Procor relating to the Pass Through
                   Certificates.

4(a)(3)  --        Form of Pass Through Certificate, Series 1995-A1 (included in Exhibit 4(a)(1)).

4(a)(4)  --        Form of Pass Through Certificate, Series 1995-A2 (included in Exhibit 4(a)(2)).

4(b)(1)  --        Form of Participation Agreement among the Company, the Owner
                   Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee relating to each separate leveraged lease transaction.*

4(b)(2)  --        Form of Lease Agreement between the Company and the Owner
                   Trustee.*

4(b)(3)  --        Form of Trust Indenture and Security Agreement between the
                   Indenture Trustee and the Owner Trustee.*

4(b)(4)  --        Form of Equipment Note (included in Exhibit 4(b)(3)).

4(b)(5)  --        Form of Trust Agreement between the Owner Participant and
                   the Owner Trustee.**

4(c)(1)  --        Form of Equipment Trust Agreement (Series 25) between the
                   Company and the Equipment Trust Trustee relating to the Company ETCs.

4(c)(2)  --        Form of the Company ETC (included in Exhibit 4(c)(1)).

4(c)(3)  --        Form of Equipment Trust Agreement (Series 25-Can) between
                   Procor and the Equipment Trust Trustee relating to the Procor ETC.

4(c)(4)  --        Form of the Procor ETC (included in Exhibit 4(c)(3)).

5(a)     --        Opinion of Neal Gerber & Eisenberg, counsel for the
                   Company.**

5(b)     --        Opinion of _________________________________________,
                   counsel for the Pass Through Trustee.**

8(a)     --        Tax Opinion of Neal Gerber & Eisenberg, counsel for the
                   Company.**

8(b)     --        Tax Opinion of Osler, Hoskin & Harcourt, counsel for
                   Procor.**

8(c)     --        Tax Opinion of ____________________________, counsel for the
                   Pass Through Trustee.**

12       --        Computation of Ratios of Earnings to Fixed Charges.***

23(a)    --        Consent of Ernst & Young LLP, Independent Auditors.

23(b)    --        Consent of Neal Gerber & Eisenberg (included in Exhibits
                   5(a) and 8(a)).**

EXHIBIT
NUMBER             DESCRIPTION OF DOCUMENTS
-------            ------------------------
23(c)    --        Consent of __________________________________________
                   (included in Exhibit 5(b) and 8(c)).**

23(d)    --        Consent of Osler, Hoskin & Harcourt (included in Exhibit
                   8(b)).**

24       --        Powers of Attorney.

26       --        Statement of Eligibility of Pass Through Trustee on Form
                   T-1.**
__________________________

* _____ separate Participation Agreements, Trust Indentures and Security Agreements, Trust Agreements and Lease Agreements will be entered into with respect to _____ separate leveraged lease transactions. Except for differences in parties, dollar amounts, interest rates, percentages and the like, there are no material details in which the indicated agreements relating to such equipment not filed herewith differ from the corresponding exhibit for the form of such document.

**       To be filed by amendment.

*** The computation for each of the five fiscal years ended December 31, 1994, 1993, 1992, 1991 and 1990 is incorporated herein by reference to
         Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

ITEM 17.  UNDERTAKINGS

         A. Undertaking Regarding Documents Subsequently Filed Under the Exchange Act.

         The Company and Procor hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B.        Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and Procor pursuant to the provisions described under
Item 15 above, or other vise, the Company and Procor have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company or Procor of expenses incurred or paid by a director, officer or controlling person of the Company or Procor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company or Procor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         C.        Undertakings Pursuant to Rule 430A

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company or Procor pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Union Tank Car Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 9th day of August, 1995.

                                                   UNION TANK CAR COMPANY

                                                         /s/ ROBERT C. GLUTH
                                                     --------------------------
                                                           Robert C. Gluth,
                                                      Executive Vice President,
                                                        Treasurer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 1995.

                Signature                                    Title
                ---------                                    -----
          */s/ JAY A. PRITZKER
---------------------------------------------      Chairman of the Board
             Jay A. Pritzker                       and Director

        */s/ ROBERT A. PRITZKER
---------------------------------------------      President and Director
           Robert A. Pritzker                      (principal executive officer)

          /s/ ROBERT C. GLUTH
---------------------------------------------      Executive Vice President,
            Robert C. Gluth                        Treasurer and Director
                                                   (principal financial and
                                                   accounting officer)
           */s/ K.P. FISCHL
---------------------------------------------      Director
              K. P. Fischl



*By:        /s/ ROBERT C. GLUTH
     ----------------------------------------
              Robert C. Gluth
              Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Procor Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 9th day of August, 1995.

                                                       PROCOR LIMITED

                                                         /s/ ROBERT C. GLUTH
                                                       ------------------------
                                                            Robert C. Gluth,
                                                             Vice President,
                                                         Treasurer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 1995.

              Signature                                     Title
              ---------                                     -----

           */s/ FRANK LESTER
--------------------------------------------    President
             Frank Lester                       (principal executive officer)

          /s/ ROBERT C. GLUTH
--------------------------------------------    Vice President, Treasurer and
            Robert C. Gluth                     Director (principal financial
                                                and accounting officer)
       */s/ DAVID H. PATTERSON
--------------------------------------------    Director
          David H. Patterson

           */s/ K.P. FISCHL
--------------------------------------------    Director
             K.P. Fischl

         */s/ PETER LAWFORD
--------------------------------------------    Director
           Peter Lawford

      */s/ S. DONALD HAMILTON
--------------------------------------------    Director
         S. Donald Hamilton


*By:        /s/ ROBERT C. GLUTH
     ---------------------------------------
              Robert C. Gluth
              Attorney-in-Fact